UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. )
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☑	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12
UNITED DOMINION REALTY TRUST, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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March 31, 2006
Dear Fellow Stockholders:
      Please accept my personal invitation to attend our Annual Meeting of Stockholders to be held on May 2, 2006, at 4:00 p.m. local time at The Jefferson Hotel, 101 West Franklin Street, Richmond, Virginia. The business to be conducted at the meeting is set forth in the formal notice and proxy statement that accompany this letter. At the meeting we will review 2005, report on recent financial results and discuss expectations for the future. We will be available to answer your questions during the meeting and afterward.
      Your vote is important to us. We hope you will take the time to execute and return your proxy. We rely upon each stockholder to promptly complete, sign and return your proxy card in order to avoid costly proxy solicitation. You may also vote your shares electronically through the Internet or by telephone. This will eliminate the need to return your proxy card. Instructions for Internet and telephone voting are on your proxy card. If you attend the Annual Meeting of Stockholders, you may withdraw your proxy at the meeting and vote your shares in person from the floor.
      I look forward to seeing you at the meeting.

Sincerely,
United Dominion Realty Trust, Inc.

Robert C. Larson
Chairman of the Board of Directors
United Dominion Realty Trust, Inc.
Corporate Office: 400 East Cary Street, Richmond, Virginia 23219-3816
Tel: 804.780.2691 Fax: 804.343.1912
Principal Executive Office: 1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129-1540
Tel: 720.283.6120 Fax: 720.283.2452

March 31, 2006
Notice of Annual Meeting of Stockholders
To Be Held On May 2, 2006 at 4:00 p.m.
       The Annual Meeting of Stockholders of United Dominion Realty Trust, Inc. will be held at The Jefferson Hotel, 101 West Franklin Street, Richmond, Virginia, on May 2, 2006, at 4:00 p.m. local time, for the following purposes:

1. To elect eleven directors to serve for the ensuing year.

2. To ratify the appointment of Ernst & Young LLP to serve as independent auditors for the year ending December 31, 2006.

3. To ratify and approve the 1999 Long-Term Incentive Plan.

4. To transact such other business as may properly come before the meeting or any adjournment of the meeting.
      The foregoing items of business are more fully described in the proxy statement accompanying this notice. Stockholders who owned shares of our common stock, our Series E preferred stock or our Series F preferred stock at the close of business on March 17, 2006 are entitled to notice of, and to vote at, the meeting.
      All stockholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to vote your shares as soon as possible.

By Order of the Board of Directors

Mary Ellen Norwood
Corporate Secretary
To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting. Most stockholders have three options for submitting their vote: (1) via the Internet at http://www.eproxy.com/udr/, (2) by phone (please see your proxy card for instructions) and (3) by mail, using the paper proxy card.

i

ii

PROXY STATEMENT
      The enclosed proxy is solicited on behalf of the board of directors of United Dominion Realty Trust, Inc., a Maryland corporation, for use at our Annual Meeting of Stockholders to be held on May 2, 2006, and at any adjournment, continuation or postponement of the meeting. These proxy solicitation materials are being mailed on or about March 31, 2006 to all stockholders entitled to vote at the meeting.
      We use a number of abbreviations in this proxy statement. We refer to the company as “the company,” “we,” “us” or “our” and to our board of directors as “board” or “board of directors.” The term “proxy solicitation materials” includes this proxy statement, as well as the enclosed proxy card. References to “fiscal 2005” and “fiscal 2006” mean our 2005 fiscal year which began on January 1, 2005 and ended on December 31, 2005 and our 2006 fiscal year which began on January 1, 2006 and will end on December 31, 2006, respectively. Our 2006 Annual Meeting of Stockholders to be held on May 2, 2006 is simply referred to as the “meeting.”
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
AND RELATED PROXY MATERIALS
Why am I receiving this proxy statement and proxy card?
      You are receiving a proxy statement and proxy card from us because you owned shares of our common stock and/or our Series E preferred stock or our Series F preferred stock at the close of business on the March 17, 2006 record date for the meeting. This proxy statement describes matters on which we would like you, as a stockholder, to vote. It also gives you information on these matters so that you can make an informed decision.
      When you sign and return the proxy card, you appoint Robert C. Larson and Thomas W. Toomey as your representatives at the meeting. Messrs. Larson and Toomey will vote your shares at the meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return our proxy card in advance of the meeting just in case your plans change.
What is being voted on at the annual meeting?
      At the meeting, stockholders entitled to vote will act upon the matters set forth in the accompanying notice of meeting.
Who is entitled to vote?
      Each share of common stock and each share of Series E and Series F preferred stock outstanding on March 17, 2006, which is referred to as the record date, is entitled to receive notice of the meeting and is entitled to one vote on each proposal presented at the meeting. Cumulative voting is not permitted.
What constitutes a quorum in order to hold and transact business at the meeting?
      The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding common stock, Series E preferred stock and Series F preferred stock, taken together, as of the record date, must be present in order to hold the meeting and to conduct business. Your shares will be counted as being present at the meeting if you vote your shares in person at the meeting, if you vote your shares by telephone or over the Internet, or if you submit a properly executed proxy card. Votes against a particular proposal will be counted both to determine the presence of a quorum and to determine whether the requisite number of votes has been obtained to approve the proposal. Abstentions, broker non-votes, which are explained below, and shares as to which authority to vote on any proposal is withheld, are each included in the determination of the number of shares present and voting at the meeting for purposes of obtaining a quorum. Each will be tabulated separately.
      At the record date, we had 134,279,238 shares of common stock, 2,803,812 shares of Series E preferred stock and 516,622 shares of Series F preferred stock issued and outstanding.
How do I vote?

For Shares Directly Registered in the Name of the Stockholder
      If you hold your shares in your own name as holder of record with Wells Fargo Shareowner Services, you may vote in person at the meeting or instruct the proxy holders named in the enclosed proxy card how to vote your shares by:

•	Internet: You can go to http://www.eproxy.com/udr/ and vote over the Internet;

•	Telephone: You can call toll free 1-800-560-1965; or

•	Mail: You can mark, sign, date and return the proxy card in the postage-paid envelope that we have provided to you. Please note that if you vote over the Internet or by telephone, you do not need to return your proxy card.
      All valid proxies received and not revoked prior to the meeting will be voted in accordance with the stockholders’ instructions.

Voting by Holders of Shares Registered in the Name of a Brokerage Firm, Bank or Other Nominee.
      If your shares are held by a brokerage firm, bank or other nominee (i.e., in “street name”), you will receive instructions from your nominee that you must follow in order to have your shares voted. “Street name” stockholders who wish to vote in person at the meeting will need to obtain a proxy form from the brokerage firm or other nominee that holds their shares of record.
      In addition, a number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. This program is different from the program provided by Wells Fargo Shareowner Services for shares registered directly in the name of the stockholder. If your shares are held in an account with a broker or a bank participating in the ADP Investor Communication Services program, you may vote those shares telephonically by calling the telephone number shown on the voting form received from your broker or bank, or via the Internet at ADP Investor Communication Services’ voting website (www.proxyvote.com).
How will my proxy be voted?
      All shares represented by properly executed proxies received in time for the meeting will be voted at the meeting in accordance with the instructions marked thereon or otherwise as provided therein, unless such proxies have previously been revoked. Unless instructions to the contrary are marked, or if no instructions are specified, shares represented by proxies will be voted:

•	FOR the election of all nominees for director;

•	FOR the ratification of the appointment of Ernst & Young LLP as independent auditors for fiscal 2006; and

•	FOR the ratification and approval of the 1999 Long-Term Incentive Plan.
Will other matters be voted on at the annual meeting?
      We have not received notice of any other matters that may properly be presented at the meeting. However, if a matter comes up for vote at the meeting that is not described in this proxy statement or listed on the proxy card, Messrs. Larson and Toomey will vote your shares, under your proxy, in their discretion. It is the intention of Messrs. Larson and Toomey to vote the shares they represent as directed by the board of directors.
Can I revise or change my proxy instructions?
      You may revoke your proxy at any time prior to the date of the meeting by:

•	submitting a later-dated vote in person at the meeting, via the Internet, by telephone or by mail; or

•	delivering instructions to the attention of the Corporate Secretary at our principal executive office at 1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129-1540. Any notice of revocation sent to us must include the stockholder’s name and must be received prior to the date of the meeting to be effective.
What vote is required for the proposals if a quorum is present?

•	The affirmative vote of a plurality of the votes cast with respect to Proposal No. 1 is required to elect directors.

•	The affirmative vote of a majority of the votes cast is required to approve Proposal No. 2.

•	The affirmative vote of a majority of the votes cast is required to approve Proposal No. 3, provided the total votes cast with respect to the proposal represents 50% of all shares entitled to vote on the proposal.
Who will tabulate the votes?
      Wells Fargo Shareowner Services, our transfer agent, will tabulate votes cast by proxy by an automated system. Votes cast by proxy or in person at the meeting will be counted by the persons appointed by us to act as election inspectors for the meeting.
What is an abstention and how will it affect the vote on a proposal?
      An “abstention” occurs when the beneficial owner of shares is present, in person or by proxy, and entitled to vote at the meeting (or when a nominee holding shares for a beneficial owner is present and entitled to vote at the meeting), but such person does not vote on the particular proposal. For purposes of Proposal Nos. 1 and 2, abstentions will not be counted as “votes cast” for purposes of determining whether stockholder approval has been obtained and, therefore, will have no effect on the results of the vote with respect to such proposals. With respect to Proposal No. 3, however, abstentions will be treated as “votes cast.” Therefore, abstentions will have the same effect as a vote against Proposal No. 3.
What are broker non-votes and how will they affect the vote on a proposal?
      A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. Broker non-votes are not deemed to be “votes cast” for purposes of determining whether stockholder approval has been obtained. Therefore, broker non-votes will have no effect on the voting results for Proposals 1 and 2. With respect to Proposal No. 3, which requires that the total votes cast with respect to the proposal represents 50% of all shares entitled to vote, broker non-votes will have the same effect as a vote against the proposal, unless holders of more than 50% in interests of all securities entitled to vote cast votes for the proposal, in which case broker non-votes will not have any effect on the results of the vote for this proposal.
Who is soliciting the proxy and who will pay for the proxy solicitation?
      This solicitation is being made by mail on behalf of our board of directors, but may also be made without additional remuneration by our officers or employees by telephone, telegraph, facsimile transmission, e-mail or personal interview. We will bear the expense of the preparation, printing and mailing of the enclosed form of proxy, notice of annual meeting and this proxy statement and any additional material relating to the meeting that may be furnished to our stockholders by our board subsequent to the furnishing of this proxy statement. We will reimburse banks and brokers who hold shares in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such shares. To obtain the necessary representation of stockholders at the meeting, supplementary solicitations may be made by mail, telephone or interview by our officers or employees, without additional compensation.
CORPORATE GOVERNANCE MATTERS
Corporate Governance Overview
      We believe that effective corporate governance is critical to our long-term success and our ability to create value for our stockholders. During the past year, we have continued to review our corporate governance policies and practices and to compare them against the practices of other public companies. We also have continued to review the provisions of the Sarbanes-Oxley Act of 2002, rules of the Securities and Exchange Commission and the corporate governance rules of the New York Stock Exchange (“NYSE”). We will continue to monitor emerging developments in corporate governance and enhance our policies and procedures when our board of directors determines that it would benefit our company and our stockholders to do so.
      We maintain a corporate governance page on our website that includes key information about our corporate governance initiatives, including our Statement on Corporate Governance, Code of Business Conduct and Ethics, Code of Ethics for Senior Financial Officers and the charters for the Audit, Compensation and Governance Committees of the board of directors, all of which can be found at www.udrt.com by clicking on “Investor Relations.” The documents noted above will also be provided without charge to any stockholder who requests them. Any changes to these documents, and any waivers granted by us with respect to our Code of Business Conduct and Ethics and our Code of Ethics for Senior Financial Officers, will be posted on our website.
      Our policies and practices are in compliance with the listing requirements of the NYSE and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

•	The board of directors has adopted clear corporate governance policies;

•	Ten of the eleven board members are independent directors as defined by the NYSE;

•	The independent directors meet regularly without the presence of management;

•	All members of the Audit Committee, Compensation Committee and Governance Committee are independent directors;

•	The Chairman and the Vice-Chairman of the Board are independent directors;

•	The charters of the board committees clearly establish their respective roles and responsibilities;

•	The board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees;

•	We have a Code of Ethics for Senior Financial Officers that applies to our senior financial officers, including our principal executive officer, principal financial officer, principal accounting officer, treasurer and controller, as well as all of our other officers; and

•	We have a hotline available to all employees, and our Audit Committee has procedures in place for the anonymous submission of any employee complaint, including those relating to accounting, internal controls, or auditing matters.

Responsibilities of the Board of Directors
      In addition to each director’s basic duties of care and loyalty, the board has separate and specific obligations under our Statement on Corporate Governance. Among other things, these obligations require directors to effectively monitor management’s capabilities, compensation, leadership and performance, without undermining management’s ability to successfully operate the business. In addition, the board and the board’s committees have the authority to retain outside legal, accounting or other advisors, as necessary, to carry out their responsibilities.
Director Education
      All directors are expected to be knowledgeable about the company and its industry and to understand their duties and responsibilities as directors. This knowledge may be gained from attendance at board meetings; periodic director training sessions; regular meetings with company management; and reading of appropriate industry, corporate governance and directorship literature. In addition, the company recognizes the importance of continuing education for directors and is committed to facilitating such continuing education in order to facilitate board and committee performance. At a director’s request we will arrange for the director’s participation in cost-effective continuing education programs relevant to the director’s role as a board and committee member.
      All of our independent directors are expected to participate in an orientation program within two months of their election to the board and within the year following the fifth anniversary of election to the board and every five years thereafter. Orientation sessions are conducted by senior management to familiarize new directors with the company’s strategic plans, our significant financial, accounting and risk management issues, our compliance programs, Code of Business Conduct and Ethics, and our principal officers, internal and external auditors. All directors are invited to attend these orientation programs.
Director Evaluations
      The board, acting through the Governance Committee, annually evaluates the effectiveness of the board collectively, and the performance of each standing board committee. The Governance Committee determines the appropriate means for this evaluation, which may include surveying the board and committee membership.
Identification and Selection of Nominees for Directors
      The Governance Committee works closely with the Chairman of the Board and the board of directors to develop criteria for open board positions, taking into account such factors as it deems important, including, among others, the current composition of the board, the range of talents, experiences and skills that would complement those already represented on the board and those that would help achieve the company’s goals. The Governance Committee will consider, among other things, whether a potential director nominee has the time available, in light of other business and personal commitments, to perform the responsibilities required for effective service. Applying these criteria, the Governance Committee considers candidates for board membership suggested by its members and other board members, as well as management, our stockholders and any director search firm retained by the board. The board has retained a director search firm to assist the board in identifying and evaluating potential director nominees. Potential director nominees identified by the search firm are presented to the Governance Committee, which evaluates the nominee based on the above criteria.
      Once the Governance Committee has identified a potential director nominee, the Governance Committee, in consultation with the Chairman of the Board and our Chief Executive Officer, will evaluate the prospective nominee against the specific criteria that the Governance Committee has established, as well as the standards and qualifications contained in our Statement on Corporate Governance. If the Governance Committee, in consultation with the Chairman of the Board and our Chief Executive Officer, determines, based upon its preliminary review, to proceed with further consideration, then members of the Governance Committee and the board, as appropriate, interview the prospective nominee. After completing this evaluation and interview, the Governance Committee makes a recommendation to the board, which makes the final determination whether to nominate or appoint the new director.
      Any stockholder who wishes to recommend a prospective nominee for consideration should submit the following information no later than December 31, 2006:

•	Biographical information about the candidate and a statement about his or her qualifications;

•	Any other information required to be disclosed about the candidate under the SEC’s proxy rules (including the candidate’s written consent to being named in the proxy statement and to serve as a director, if nominated and elected); and

•	The names and addresses of the stockholder(s) recommending the candidate for consideration and the number of shares of our stock beneficially owned by each.
      Such information should be sent to our Corporate Secretary at our principal executive office at 1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129-1540.
Director Rotation and Retirement
      The board does not impose arbitrary limits to the number of terms a director may serve. However, the Governance Committee will consider various criteria, including a director’s contribution to the board, in determining whether or not to recommend a director for re-election.
      A director who reaches the age of seventy must tender his or her resignation to the Chairman of the Board before the next occurring annual meeting of stockholders unless the board asks the director to continue to serve. Employee directors are required to resign as a director after ceasing to be an employee, unless the board asks them to continue to serve. The Chairman will refer the resignation to the Governance Committee for review. The board will decide, in light of the circumstances and the recommendation of the Governance Committee, the date at which the resignation will become effective. A vacancy created by a director’s retirement may be filled by a majority of the remaining directors in accordance with our bylaws. A director so appointed to fill the vacancy will stand for re-election at the first annual meeting of stockholders following that director’s appointment to the board. In addition, the company requires that directors tender their resignation when their present position or job responsibility changes significantly. The board then decides, in light of the circumstances and the recommendation of the Governance Committee, whether to accept such resignation.
Director Independence
      The board has adopted a formal policy that a significant majority of its members should be independent directors who have no material relationship with the company (either directly or as a partner, stockholder or officer of an organization that has such a relationship with the company), as defined under the NYSE listing standards and the company’s director independence standards. The board has determined that all directors standing for election are independent under both sets of standards except Mr. Toomey, who is not independent because he is the company’s Chief Executive Officer and President. For additional information about the directors standing for election, see Proposal No. 1 beginning on page 11 of this proxy statement. In making these independence determinations, the board considered information submitted by the directors in response to directors’ questionnaires and information obtained from the company’s internal records.
Independence of Audit, Compensation and Governance Committees
      The Audit, Compensation and Governance Committees consist entirely of independent directors, as defined in the NYSE listing standards and the company’s director independence standards. Each member of the Audit Committee also satisfies the additional independence requirements set forth in rules under the Securities Exchange Act of 1934.

Audit Committee Financial Expert
      Each member of the Audit Committee is financially literate, and the board has determined that each member of the Audit Committee is an “audit committee financial expert” within the meaning of the SEC’s regulations.
Executive Sessions of Independent Directors
      Our independent directors hold regularly scheduled executive sessions at which our independent directors meet without the presence of management. These executive sessions are expected to occur around regularly scheduled meetings of the board of directors. The Chairman of the Board, or the Vice Chairman in the Chairman’s absence, presides as chairman of these executive sessions. Both the Chairman and the Vice Chairman are independent directors.
Directors’ Share Ownership Guidelines
      Our Statement on Corporate Governance provides that each director is expected to develop a meaningful equity stake in our company over time and that after the second anniversary of election to the board of directors, each director is required to own a minimum of 5,000 shares of our common stock. Each of our directors currently owns shares in an amount sufficient to comply with these guidelines.
Compensation Committee Interlocks and Insider Participation
      None of the members of the Compensation Committee during fiscal 2005 or as of the date of this proxy statement is a former or current officer or employee of the company or has any interlocking relationships as set forth in applicable SEC rules. In addition, none of our executive officers serve as a member of the board of directors or compensation committee of any company that has one or more executive officers serving as a member of our board of directors or compensation committee.
Communicating with the Board of Directors
      Any stockholder or interested party who wishes to communicate with the board of directors or any specific director, including independent directors, the Chairman, or committee members, may write to:
United Dominion Realty Trust, Inc.
Attn: Board of Directors
1745 Shea Center Drive
Suite 200
Highlands Ranch, Colorado 80129-1540
      Depending on the subject matter of the communication, management will:

•	forward the communication to the director or directors to whom it is addressed (matters addressed to the Chairman of the Board will be forwarded unopened directly to the Chairman);

•	attempt to handle the inquiry directly where the communication does not appear to require direct attention by the board, or an individual member, e.g., the communication is a request for information about the company or is a stock-related matter; or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.
      Stockholders and other interested persons may submit concerns regarding accounting matters via the company’s third-party anonymous reporting system at www.mysafeworkplace.com or by calling 1-800-461-9330. Instructions for making a report are published in the Corporate Governance subsection of the Investor Relations section of the company’s website.

Board of Directors and Committee Meetings
      The board of directors held seven meetings (including three telephonic meetings) during fiscal 2005. No director attended fewer than 75% of the aggregate of the (1) total number of meetings of the board of directors, and (2) the total number of meetings held by all committees of the board of directors on which he or she served during fiscal 2005. The board of directors has standing Audit, Compensation, Executive and Governance Committees. The Governance Committee also serves as our Nominating Committee.
      The board of directors has established the following committees to assist it in discharging its responsibilities:

			Number of
			Meetings
Committee	Members on 12/31/2005	Key Functions	in 2005

Audit	Robert P. Freeman(1) Lynne B. Sagalyn Mark J. Sandler	• Assists the board in its general oversight of our financial reporting, internal controls and internal audit functions

• Appointment, compensation and oversight of our independent auditors

• Represents and assists the board in its oversight of:

   • the quality or integrity of our financial statements;

   • our compliance with legal and regulatory requirements; and

   • the performance of our internal audit department and
      independent auditors

• Discusses the adequacy and effectiveness of our internal controls over financial reporting

• Oversees our compliance with procedures and processes
   pertaining to corporate ethics and standards of business conduct

• Establishes procedures for the receipt, retention and treatment of complaints received concerning accounting, auditing,
   internal controls and financial reporting matters

• Oversees Risk Management policies and risk assessment

• Pre-approves all non-audit services to be provided to the
		company by the independent auditors	7

			Number of
			Meetings
Committee	Members on 12/31/2005	Key Functions	in 2005

Compensation	Jon A. Grove(1) Eric J. Foss James D. Klingbeil Mark J. Sandler	• Administers and approves general compensation policies
  applicable to our key executive officers

• Reviews and approves compensation for the board and its
  committees

• Reviews and ensures the appropriate administration of our
  compensation and benefit plans, programs and policies

• Determines and approves the compensation of our Chief
  Executive Officer (“CEO”)

• Sets annual objectives for, and evaluates the performance of, our
  CEO, with input from the board

• Reviews and recommends to the board short- and long-term
  compensation for the principal officers of the company
  who report directly to our CEO

• Approves all employment and severance agreements for senior vice presidents and above

• Develops and administers the contributions and awards, if any, under the 401(k) and profit sharing plans and management
  incentive programs and other management
  compensation, if any, including the stock
  purchase plan, the long-term incentive
		plan and our out-performance programs	6

Governance	Thomas R. Oliver(1) Eric J. Foss Lynne B. Sagalyn	• Exercises general oversight of board governance matters • Reviews the size, role, composition and structure of our board and its committees • Reviews and evaluates the board and its members • Serves as the nominating committee for board members • Reviews and updates our Statement on Corporate Governance • Considers, develops and makes recommendations to the board regarding matters related to corporate governance • Conducts an annual assessment of each committee	5

Number of
Meetings
Committee	Members on 12/31/2005	Key Functions	in 2005

Executive	Robert C. Larson(1) James D. Klingbeil Thomas W. Toomey	• Performs the duties and exercises the powers delegated to it by the board

• Meets only when board action on a significant matter is required and it is impractical or not feasible to convene a full meeting of
		the board of directors	-0-

(1)	Committee Chair
Board Attendance at Annual Meeting
      The board has adopted the following policy on director attendance at meetings: Absent extenuating circumstances, directors are expected to attend in person our Annual Meeting of Stockholders, all regularly scheduled board and committee meetings and to participate telephonically in regularly scheduled board and committee meetings when they are unable to attend in person. All of our directors attended our 2005 Annual Meeting of Stockholders.
COMPENSATION OF DIRECTORS
Director Compensation
      In 2004, the Compensation Committee retained Mercer Human Resource Consulting (“Mercer”), a nationally recognized consulting firm, to assist the Compensation Committee, in consultation with the Chairman of the Board and the board of directors, in structuring a compensation program for the board of directors. Mercer reviewed information concerning director pay from our REIT peer group and the Mercer 350 survey of director pay practices among 350 large industrialized service organizations. The goal of the Compensation Committee and the board of directors was to structure director compensation so that we could attract and retain quality directors and to align director compensation with the goal of increasing dividend income and share price appreciation.
      Our compensation program for independent directors is designed to attract and retain highly qualified board members who can work with senior management to establish key strategic goals in support of long-term stockholder value creation. The program consists of a combination of cash retainers for board and committee service, service-based restricted stock and performance shares that vest only if our total stockholder return over a three-year period meets or exceeds that of a designated peer group of apartment REITs. Total pay associated with cash retainers and restricted stock is targeted at the median level of the designated peer group of apartment REITs. If we outperform our peers in terms of total stockholder return, total pay can equal or exceed 75th percentile levels. Annual retainers for board and committee service are set at competitive levels in recognition of the time commitments and responsibility levels associated with serving on public company boards within the current environment.
      We believe that the attraction and retention of quality board members has become more challenging as a result of the Sarbanes-Oxley Act of 2002 and initiatives by the NYSE and the SEC. Further, board members in general have seen an increase in time commitments and performance expectations. As a result we expect to continue to review our independent director compensation in order to ensure that we are competitive and to allow us to recruit and retain qualified candidates to serve as directors of the company.

2005 Compensation
      In December 2004, the board adopted a revised compensation program for directors for fiscal 2005, which provided:

Retainer. Each independent director will receive an annual cash retainer fee of $40,000 ($75,000 for a non-employee Chairman of the Board). Independent directors, other than committee chairpersons, also receive an annual cash retainer fee of $5,000 for each committee on which they serve. The chairpersons of each of the Audit, Compensation, Executive and Governance Committees receive an annual cash retainer fee of $10,000. These fees were paid in January 2005.

Stock Grant and Performance Based Stock Grant. In January of each year, each independent director will receive a grant of 2,000 shares of restricted stock that vests one year from the date of grant and a grant of 3,000 shares of restricted stock that vests over a three-year measurement period from the date of grant if the company has met certain performance thresholds. The 3,000 shares vest over a three-year measurement period from the date of grant on the following basis (1) 500 shares will vest if our total stockholder return (share price appreciation plus dividends paid) during such measurement period is at the 50th percentile of total stockholder return from a REIT peer group index to be selected by the board of directors, (2) 100 shares will vest for each percentage point by which our total stockholder return for such measurement period exceeds the 50th percentile of such REIT peer group index, and (3) the remainder will vest if total stockholder return during such measurement period is equal to or exceeds the 75th percentile of such REIT peer group index.
      Directors are entitled to receive dividends during the vesting period. Absent extenuating circumstances, upon a director’s resignation, any unvested shares will be returned to us and cancelled. All restricted stock granted to our independent directors is priced at the closing price of our common stock on the grant date.
      Directors who are also employees of the company receive no additional compensation for service as a director.

2006 Compensation
      In December 2005, the board reviewed the above compensation program and elected to continue the program unchanged for fiscal 2006.
PROPOSAL NO. 1
ELECTION OF DIRECTORS
      Our board of directors is currently comprised of eleven members. Mr. Scharar will be retiring from the board of directors on the expiration of his term at the meeting, and Dr. Cattanach has been nominated to fill the vacancy created by Mr. Scharar’s retirement. The board of directors has nominated the persons named below for election as directors at the meeting. Other than Dr. Cattanach, who has consented to be named in this proxy statement and to serve as a director if elected, all of the nominees are currently serving on the board of directors. Unless otherwise directed, the proxy holders will vote the proxies received by them for the eleven nominees named below. If any of the nominees is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee who is designated by the present board of directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The directors elected will hold their respective offices until the next annual meeting of stockholders or until their successors are elected and qualified.

      The names of the nominees and certain information about them are set forth below.

Name of Nominee	Age	Position(s) With the Company	Director Since

Katherine A. Cattanach	60	Director	Nominee
Eric J. Foss	47	Director	2003
Robert P. Freeman	60	Director	1998
Jon A. Grove	61	Director	1998
James D. Klingbeil	70	Vice Chairman of the Board	1998
Robert C. Larson	71	Chairman of the Board	2000
Thomas R. Oliver	65	Director	2003
Lynne B. Sagalyn	58	Director	1996
Mark J. Sandler	63	Director	1996
Thomas W. Toomey	45	Chief Executive Officer, President and Director	2001
Thomas C. Wajnert	61	Director	2006
      There is no family relationship between any of our directors or executive officers.
      Katherine A. Cattanach, Ph.D. was a General Partner of INVESCO Private Capital, Inc. (formerly Sovereign Financial Services, Inc.), a company specializing in private equity investments, from 1987 to 2005. From 2005 to March 2006, she served as a director and member of the audit and compensation committees of Collect America, Ltd. She is currently a member and co-chair of the Metropolitan State College Foundation Board, and a member, former director and President of the Denver Society of Security Analysts. She is active in and serves as a member of numerous charitable organizations.
      Eric J. Foss has served as the Chief Operating Officer of The Pepsi Bottling Group since September 2005. Previously, Mr. Foss served as the President of the North America division of Pepsi Bottling Group from September 2001 to September 2005. Mr. Foss served as Executive Vice President of the North America division of Pepsi Bottling Group, from August 2000 to September 2001, was Senior Vice President of Sales and Marketing for the North America division of Pepsi Bottling Group, from March 1999 to August 2000 and was General Manager of European Operations for PepsiCo from December 1996 to March 1999.
      Robert P. Freeman has served as President of Landfall Capital LLC, New York, New York, a private real estate merchant bank, since 2001. Previously, Mr. Freeman was a Managing Director of Wells Hill Partners, Ltd., New York, New York, a real estate investment banking firm, from 1999-2001 and a Managing Director of Lazard Frères & Co. LLC, a private investment bank, and President of Lazard Frères Real Estate Investors, L.L.C., or LFREI, a real estate investment company, from 1992 to 1999. He is active in and serves as a director of numerous private companies and charitable organizations.
      Jon A. Grove was the Chairman of the Board of Directors, President and Chief Executive Officer of ASR Investments Corporation since its organization in 1987 until our acquisition of ASR in 1998. He currently serves as a director of American Southwest Financial Group, L.L.C., in Phoenix, Arizona.
      James D. Klingbeil is Vice Chairman of the Board of Directors and he has been the Chairman and Chief Executive Officer of Klingbeil Multifamily Fund IV and Klingbeil Multifamily Fund V, f/k/a American Apartment Communities III, a privately owned REIT based in San Francisco, California, since 1997. He was Chairman and Chief Executive Officer of American Apartment Communities II from 1995 until its merger with the company in December of 1998. He is also Chairman and Chief Executive Officer of Klingbeil Capital Management, The Klingbeil Company and Khempco Building Supply Company. He currently serves as a director of Broad Street Financial and numerous private companies.

      Robert C. Larson has been Chairman of the Board of Directors since March 2001. He is a managing director of Lazard Alternative Investments LLC and has served as chairman of Lazard Frères Real Estate Investors, LLC, a real estate investment company, since 1999. He is also chairman of Larson Realty Group, a privately owned, Detroit-based company engaged in real estate investment, development, management and leasing. Mr. Larson was chairman of the Taubman Realty Group from 1990 to 1998 and vice chairman and a director of Taubman Centers, Inc. until his retirement in May 2000. He currently serves as a director of Intercontinental Hotels Group plc. In addition, Mr. Larson represents Lazard as a director of Destination Europe Limited, as a director and chairman of Commonwealth Atlantic Properties, Inc., as a director of Atria Senior Living Group, Inc., and as a member of the Partnership Committee of DP Operating Partnership, L.P.
      Thomas R. Oliver was Chairman of InterContinental Hotels, Inc. from 2002 until his retirement on March 31, 2003. From 1997 to October 2002 he also served as Chief Executive Officer of InterContinental Hotels. From 1996 to 1997 he was Chief Executive Officer of AudioFax, Inc. and from 1993 to 1996 he was Chief Executive Officer of VoiceCom Systems, Inc. From 1991 to 1993 Mr. Oliver served as Chief Operating Officer and Executive Vice President of Worldwide Customer Operations for FedEx. At FedEx he led the development and launch of the FedEx letter packaging concept, and created and led the quality process that enabled FedEx to become the first American service company to win the United States Malcolm Baldrige National Quality Award. He currently serves as a member of the Board of Counselors for the Carter Center, and is a director of Interface, Inc., the world’s largest manufacturer and marketer of carpet tiles.
      Lynne B. Sagalyn, Ph.D. has been a Professor of Real Estate Development and Planning at the University of Pennsylvania, with appointments in both the School of Design (City Planning) and the Wharton School (Real Estate) since January 2004. Previously, she was the Earle W. Kazis and Benjamin Schore Director of the M.B.A. Real Estate Program and director of the Paul Milstein Center for Real Estate at the Columbia University Graduate School of Business, where she was a professor and the director of the program from 1992 through 2003. From 1991 to 1992, she was a visiting professor at Columbia University. From 1987 to 1991, she was an associate professor of Planning and Real Estate Development at Massachusetts Institute of Technology. She is also on the faculty of the Weimer School for Advanced Studies in Real Estate and Land Economics. Dr. Sagalyn is a trustee and Chair of the Audit Committee of Capital Trust, Inc., a public real estate investment trust that specializes in real estate lending, a director of J. P. Morgan U.S. Real Estate Income and Growth Fund, a member of the Advisory Board of Goldman Family Enterprises, and on the Advisory Board of the Taubman Center for State and Local Government at the J.F.K. School of Government at Harvard University. She has also served on the New York City Board of Education Chancellor’s Commission on the Capital Plan.
      Mark J. Sandler was a Senior Managing Director of Bear, Stearns & Co., Inc., an investment banking firm, in charge of its real estate operations until his retirement in October 1988. Since that time, Mr. Sandler has managed his personal and family investments. Mr. Sandler was a director of South West Property Trust Inc. at the time we acquired South West in 1996.
      Thomas W. Toomey has been our Chief Executive Officer and President since February 2001. Prior to joining us, Mr. Toomey was with Apartment Investment and Management Company, or AIMCO, a publicly traded real estate investment trust, where he served as Chief Operating Officer for two years and Chief Financial Officer for four years. During his tenure at AIMCO, Mr. Toomey was instrumental in the growth of AIMCO from 34,000 apartment homes to 360,000 homes. He has also served as a Senior Vice President at Lincoln Property Company, a national real estate development, property management and real estate consulting company, from 1990 to 1995. He currently serves as a member of the board of the National Association of Real Estate Investment Trusts and the National MultiHousing Council and he serves as Co-Chairman of the Homeland Security Task Force of the Real Estate Roundtable.
      Thomas C. Wajnert has been Managing Director of Fairview Advisors, LLC, a merchant bank since January 2002. He was Chairman and Chief Executive Officer of SEISMIQ, Inc, a provider of advanced technology to the commercial finance and leasing industry, from its founding in April 2000 until December 2001. Mr. Wajnert also was the Chairman of, and a significant investor in, EPIX Holdings, Inc., a professional employer organization, from March 1998 until November 2003, where he also served as Chief Executive Officer from March 1998 to April 1999. Previously, Mr. Wajnert was Chairman of the Board of Directors from January 1992 until December 1997, and Chief Executive Officer from November 1984 until December 1997, of AT&T Capital Corporation (NYSE), a commercial finance and leasing company. He was self-employed from December 1997 to March 1998. Mr. Wajnert serves on the boards of directors of NYFIX Inc., Reynolds American, Inc. (NYSE) and JLG Industries, Inc. (NYSE).
Vote Required and Board of Directors’ Recommendation
      The eleven nominees receiving the highest number of affirmative votes cast at the meeting shall be elected as directors.
      Our board of directors recommends that the stockholders vote “FOR” the director nominees listed above.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth the shares of our common stock beneficially owned by (1) each of our directors, (2) our CEO and the four other most highly compensated executive officers, (3) all of our directors and executive officers as a group, and (4) all persons known by us to beneficially own more than 5% of our outstanding voting stock. We have determined the beneficial ownership shown on this table in accordance with the rules of the SEC. Under those rules, shares are considered beneficially owned if held by the person indicated, or if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote, to direct the voting of and/or to dispose of or to direct the disposition of such security. Except as otherwise indicated in the accompanying footnotes, beneficial ownership is shown as of March 17, 2006.

	Amount and Nature of Beneficial Ownership

		Shares for Which
		Beneficial	Shares for Which
		Ownership Can	Beneficial Ownership		Total Beneficial Ownership
	Shares	Be Acquired	Can Be Acquired Upon
	Beneficially	Within 60	Redemption of		Number of	Percent of
Name of Beneficial Owner	Owned	Days(1)	Partnership Interests(2)		Shares(1)(3)	Class(3)(4)

James D. Klingbeil	68,688	71,679	1,817,527	(5)	1,957,894	1.44%
Thomas W. Toomey	546,602	320,000	628,674	(6)	1,495,276	1.11%
Jon A. Grove	243,720	360,430	—		604,150	—
W. Mark Wallis(7)	80,921	201,296	283,464	(6)	565,681	—
Richard A. Giannotti	118,613	145,000	48,815	(6)	312,428	—
Christopher D. Genry	114,451	—	189,244	(6)	303,695	—
Mark J. Sandler(8)	126,071	35,448	—		161,519	—
Martha R. Carlin	47,319	—	112,285	(6)	159,604	—
Lynne B. Sagalyn(9)	40,700	40,943	—		81,643	—
Robert P. Freeman	72,345	—	—		72,345	—
Robert W. Scharar(10)	41,040	4,000	—		45,040	—
Robert C. Larson	19,343	19,231	—		38,574	—
Thomas R. Oliver(11)	17,343	—	—		17,343	—
Eric J. Foss	12,270	—	—		12,270	—
Thomas C. Wajnert	5,000	—	—		5,000	—
All directors and executive officers as a group	1,694,155	1,243,464	3,202,587		6,140,206	4.43%
(23 persons)
FMR Corp.(12) 82 Devonshire Street Boston, MA 02109	20,563,992				20,563,992	15.31%

*	Represents beneficial ownership of less than 1%, based on 134,279,238 shares of common stock outstanding as of March 17, 2006. On March 17, 2006, there were 2,803,812 shares of our Series E preferred stock and 516,622 shares of our Series F preferred stock outstanding.

(1)	Assumes exercise in full of all options exercisable within 60 days of March 17, 2006, by our directors and executive officers. For Mr. Grove, this also includes 305,151 shares beneficially held in ASR Investments Corporation Key Executive Share Option Plan.

(2)	Includes the number of shares of common stock into which OP Units in United Dominion Realty, L.P., a Delaware limited partnership (“UDR LP”) beneficially owned by the person are redeemable if the company elects to issue shares of common stock rather than pay cash on such redemption. The holder of the OP Units has the right to require UDR LP to redeem all or a portion of the

OP Units held by the holder in exchange for a cash payment based on the market value of our common stock at the time of redemption. However, UDR LP’s obligation to pay the cash amount is subject to the prior right of the company to acquire such OP Units in exchange for either the cash amount or shares of our common stock. In the case of the Series A Out-Performance Partnership Shares (the “Series A Units”) of UDR Out-Performance I, LLC (the “Series A LLC”) that may be exchanged at the Series A LLC’s option for Out-Performance Partnership Shares (“Series A OPPSs”) issued by UDR LP, and then may be exchanged by their holder for OP Units, such redemption rights will not vest until one year after the date of any such exchange of Series A OPPSs for OP Units.

(3)	Such beneficial ownership calculations assume that all OP Units and Series A Units beneficially owned by the person indicated and outstanding as of March 17, 2006, are redeemed in exchange for shares of common stock (notwithstanding any holding period requirements, exchange rights and, in the case of the Series A Units, the absence of a change of control or termination of employment prior to vesting). See Notes (2) and (6).

(4)	Based on 134,279,238 shares of common stock outstanding at the close of business on March 17, 2006. Shares issuable pursuant to options which are exercisable within 60 days of March 17, 2006, or upon redemption of the OP Units, are deemed outstanding for computing the percentage of the person holding such options or shares, but are not deemed outstanding for computing the percentage of any other person.

(5)	Mr. Klingbeil is deemed to indirectly beneficially own 1,817,527 shares of common stock into which OP Units directly owned by certain limited partnerships and limited liability companies are redeemable if the company elects to issue shares of common stock rather than pay cash on such redemption.

(6)	Based on beneficial ownership of Series A Units. The only asset of the Series A LLC is the Series A OPPSs issued by UDR LP. Beginning on June 1, 2004, the Series A Units may be exchanged at the Series A LLC’s option for Series A OPPSs on a 1:1 basis. Each Series A OPPS is exchangeable for 1.509 OP Units.

(7)	Includes 3,350 shares of common stock indirectly held by a SEP IRA and 20,000 Series A Units indirectly owned by a limited liability company.

(8)	Includes 15,000 shares indirectly held in a trust for Mr. Sandler’s children.

(9)	Includes 1,200 shares of common stock held by Dr. Sagalyn’s husband and 500 shares of common stock jointly owned by Dr. Sagalyn and her daughter, which shares Dr. Sagalyn may be deemed the beneficial owner of as a result of her shared power to vote and dispose of such shares. Dr. Sagalyn disclaims any beneficial ownership interest in such shares.

(10)	Mr. Scharar will be retiring from our board of directors on the expiration of his term at the meeting.

(11)	Includes 7,343 shares of common stock indirectly held in a trust for Mr. Oliver’s family.

(12)	Beneficial ownership is as of December 31, 2005, as reflected in a statement on Schedule 13G filed by FMR Corp. on behalf of Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR Corp. with the SEC on February 14, 2006. Based on information contained in the Schedule 13G, Fidelity is the beneficial owner of 18,249,992 shares or 13.62% of our common stock as a result of acting as investment adviser to various investment companies. The ownership of one investment company, Real Estate Investment Portfolio, amounted to 11,673,100 shares or 8.71% of the common stock outstanding. Real Estate Investment Portfolio has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 18,249,992 shares owned by the Funds. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Board of Trustees. Fidelity Management Trust Company is the beneficial owner of 2,098,200 shares or 1.57% of the common stock outstanding as a result of its serving as investment manager of the institutional account(s).

Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 2,098,200 shares and sole power to vote or to direct the voting of 2,098,200 shares of common stock owned by the institutional account(s) discussed above. Strategic Advisers, Inc. provides investment advisory services to individuals. As such, FMR Corp.’s beneficial ownership includes 11,000 shares of the common stock outstanding, beneficially owned through Strategic Advisers, Inc. Fidelity International Limited and various foreign-based subsidiaries provide investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors. Fidelity International Limited is the beneficial owner of 204,800 shares of the common stock outstanding.

Compensation of Executive Officers

Summary Compensation Table
      The following table summarizes the total compensation of our CEO and our four other most highly compensated executive officers in fiscal 2005 and the total compensation earned by each such individual for our two previous fiscal years.

					Long-Term Compensation
					Awards

	Annual Compensation				Restricted
					Common	All Other
Name and Principal Position	Year	Salary	Bonus		Stock(7)	Compensation

Thomas W. Toomey	2005	$450,000	$850,000	(1)	$705,112	—
Chief Executive Officer and	2004	400,270	1,250,000	(2)	—	—
President	2003	250,000	950,000	(3)	—	—
W. Mark Wallis	2005	$260,000	$1,000,000	(1)	$352,556
Senior Executive Vice President	2004	251,300	550,000	(2)	—	—
	2003	225,000	450,000	(3)	—	—
Christopher D. Genry	2005	$260,000	$300,000	(1)	$352,556	$6,300	(4)
Executive Vice	2004	245,000	550,000	(2)	—	6,500	(4)
President — Corporate Strategy	2003	200,000	500,000	(3)	—	6,000	(4)
and Chief Financial Officer
Martha R. Carlin	2005	$232,115	$450,000	(1)	$254,619	$2,853	(4)
Executive Vice President,	2004	211,300	420,000	(2)	173,981	1,780	(4)
Director of Property Operations	2003	168,000	335,000	(3)	50,000 (6)	6,000	(4)
Richard A. Giannotti	2005	$200,000	$270,000		$235,037	$6,300	(5)
Executive Vice President — Asset	2004	190,000	155,000	(2)	—	6,500	(4)
Quality	2003	183,230	140,000		50,000 (6)	6,000	(4)

(1)	Mr. Toomey received $850,000, Mr. Wallis received $150,000, Mr. Genry received $50,000 and Ms. Carlin received $100,000 of their 2005 bonus in the form of a grant of 33,770, 5,959, 1,986 and 3,973 shares, respectively, of restricted common stock at a price of $25.17 per share on the date of grant. Mr. Toomey’s restricted common stock vests on February 15, 2010. The other named executive officers’ shares vest pro rata over a four-year period ending February 15, 2010. Distributions are paid on the restricted common stock at the same rate as on unrestricted common stock.

(2)	Mr. Toomey received $1,000,000, Mr. Wallis received $200,000, Mr. Genry received $200,000, and Ms. Carlin received $120,000 of their 2004 bonus in the form of a grant of 44,743, 8,949, 8,949, and 5,369 shares, respectively, of restricted common stock at a price of $22.35 per share on the date of grant. Mr. Toomey’s restricted common stock vests on February 18, 2009. The other named executive officers’ shares vest pro rata over a four-year period ending February 18, 2009. Distributions are paid on the restricted common stock at the same rate as on unrestricted common stock.

(3)	Mr. Toomey received $950,000, Mr. Wallis received $100,000, Mr. Genry received $250,000, and Ms. Carlin received $50,000 of their 2003 bonus in the form of a grant of 51,463, 5,417, 13,543, and 2,709 shares, respectively, of restricted common stock at a price of $18.46 per share on the date of grant. Mr. Toomey’s restricted common stock vests on February 12, 2009. The other named executive officers’ shares vest pro rata over a five-year period ending February 12, 2009. Distributions are paid on the restricted common stock at the same rate as on unrestricted common stock.

(4)	Represents non-discretionary 401(k) matching contributions made by us under our Profit Sharing Plan.

(5)	Mr. Giannotti received a $6,300 non-discretionary 401(k) matching contribution made by us under Profit Sharing Plan.

(6)	On October 20, 2003, Mr. Giannotti and Ms. Carlin each received a grant of 2,740 shares of restricted common stock priced at $18.24 per share on the date of grant. Distributions are paid on the restricted common stock at the same rate as on unrestricted common stock

(7)	PARS are performance contingent stock awards granted under the 1999 Long-Term Incentive Plan. Messrs. Toomey, Wallis, Genry, Giannotti and Ms. Carlin were awarded initial grants of 37,352, 18,676, 18,676, 12,451 and 13,488 PARS in February, 2005. In February, 2006, the Compensation Committee determined the actual award which was 75% of the target award level.

      The foregoing compensation table does not include certain fringe benefits made available on a non-discriminatory basis to all of our employees such as group health insurance, dental insurance, long-term disability insurance, vacation and sick leave. In addition, we may make available certain non-monetary benefits to our executive officers with a view to acquiring and retaining qualified personnel and facilitating job performance. We consider such benefits to be ordinary and incidental business costs and expenses. We also did not include in the table the aggregate value of such benefits in the case of the executive officers, which cannot be precisely ascertained but which is the lesser of either (a) 10% of the salary and bonus paid to each such executive officer or to the group, respectively, or (b) $50,000 or $50,000 times the number of individuals in the group, as the case may be.

Option Grants in Last Fiscal Year
      No stock options were granted during fiscal 2005.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
      The following table provides information regarding the exercise of stock options by the named executive officers during fiscal 2004 as well as the number of securities underlying unexercised options and the value of unexercised options for each of the named executive officers at the end of fiscal 2005.
Aggregated Option Exercises in 2005 and
Fiscal Year-End Option Values

					Value of Unexercised In-the-
			Number of Securities		Money Options At Fiscal Year
			Underlying Unexercised		End(1) Unexercisable
	Shares		Options at Fiscal Year End		Unexercisable
	Acquired on	Value
	Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Thomas W. Toomey	—	$—	320,000	—	$3,932,800	$—
W. Mark Wallis	60,000	637,109	201,296	—	2,256,528	—
Christopher D. Genry	22,500	185,486	138,443	6,557	1,563,847	53,702
Richard A. Giannotti	20,000	225,400	67,500	—	756,675	—
Martha R. Carlin	10,333	122,664	—	—	—	—

(1)	These values are calculated based on the difference between the exercise price(s) and the fair market value of the stock, as determined by reference to the closing sales prices on the New York Stock Exchange as of the exercise date(s) or December 31, 2005, as appropriate.

Agreements with Executive Officers

Employment Agreement
      On December 8, 1998, we entered into an employment agreement with Richard A. Giannotti, our Executive Vice President — Asset Quality. Under the terms of the agreement, we have agreed to pay Mr. Giannotti an annual base salary of at least $175,000. For 2004 we paid Mr. Giannotti a base salary of $190,000, and his base salary for 2005 was $200,000. The employment agreement also provides that Mr. Giannotti shall have the opportunity to earn an annual bonus of at least 45% of his base salary, based upon the company and Mr. Giannotti meeting certain performance goals and objectives as determined by the Compensation Committee. Mr. Giannotti received a bonus of $155,000 for 2004 and a bonus of $225,000 for 2005. The employment agreement also provides that Mr. Giannotti may participate in the company’s long-term compensation plans for senior officers as adopted by the board of directors or the Compensation Committee.
      Mr. Giannotti’s employment agreement is automatically renewable for successive one year periods, ending as of December 31 of each year, unless sooner terminated in accordance with the terms of agreement. If the company terminates the agreement without cause, Mr. Giannotti will be entitled to severance compensation that includes one year of base salary, annual incentive compensation actually earned, if any, prorated through the effective date of termination, and an amount equal to the sum of the annual incentive compensation actually earned over the two calendar years prior to the effective date of termination, divided by two. Mr. Giannotti is also entitled to certain compensation following a change of control of the company that results in his termination (unless the termination is by Mr. Giannotti other than for “good reason,” as such term is defined in the employment agreement). This compensation includes two years of base salary and the equivalent of two years of annual incentive compensation based upon the average annual incentive compensation earned by Mr. Giannotti for the two calendar years prior to the effective date of the termination, plus all other amounts to which he is entitled under any of the company’s compensation plans.
      We do not have employment agreements with any of our other named executive officers.

Change-in-Control Arrangements
      Under both the Series C Out-Performance Program and the Series D Out-Performance Program, the valuation period is accelerated to and ends on the date a change of control occurs. If the performance criteria under the program(s) are satisfied as of such date, the holders of Series C OPPSs and the Series D OPPSs, respectively, would have the right to cause UDR LP to redeem the membership units for cash in an amount equal to the price per share of our common stock on the date of such redemption, subject to our right to acquire the membership units in exchange for an equal number of shares of our common stock. Each of the Series C Out-Performance Program and the Series D Out-Performance Program are described in more detail under the heading “Long-Term Compensation.”
      As discussed under Proposal 3, under the provisions of our 1999 Long-Term Incentive Plan, all outstanding options, stock appreciation rights and other awards that may be exercised generally become fully exercisable and all restrictions on outstanding awards will lapse upon the occurrence of a change of control unless otherwise provided in the award agreement. Each of the named executive officers has received an award under the 1999 Long-Term Incentive Plan.

Other Agreements
      In November 2005, we entered into an aircraft time-share agreement with Mr. Toomey. Under the aircraft time-share agreement, we have agreed to lease an aircraft, which the company leases from Wells Fargo, including crew and flight services, to Mr. Toomey for personal flights from time to time upon his request. Mr. Toomey will pay us a lease fee equal to all actual expenses of each specific flight within 30 days after the end of the month in which the flight occurred. Actual expenses include all travel expenses of the crew, in-flight food with beverages, trip-related maintenance, flight planning and weather contract services, repositioning costs, fuel, landing fees and airport taxes, among others. The aircraft time-share agreement may be terminated by either party upon ten days’ notice and automatically terminates upon termination of the aircraft lease or the date Mr. Toomey is no longer employed by us.
      In 2005, Mr. Toomey paid us $15,219 under the aircraft time-share agreement.
Equity Compensation Plan Information
      The following table provides information about shares of our common stock that we may issue upon the exercise of options, warrants and rights under our existing equity compensation plans. All information is provided as of December 31, 2005. Our 1999 Long-Term Incentive Plan is our only stockholder approved equity compensation plan. See Proposal 3 for details regarding this plan.

Number of Securities
		Weighted-	Remaining Available
		Average Exercise	for Future Issuance
	Number of Securities	Price of	Under Equity
	to be Issued Upon	Outstanding	Compensation Plans
	Exercise of	Options,	(Excluding
	Outstanding Options,	Warrants and	Securities Reflected
	Warrants and Rights	Rights	in Column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by the security holders	1,635,666	$11.82	2,583,586
Equity compensation plans not approved by security holders	—	—	—

Total	1,635,666	$11.82	2,583,586
Series C Out-Performance Program
      UDR LP has outstanding 750,000 of its Class III Out-Performance Partnership Shares that it sold to UDR Out-Performance III, LLC (the “Series C LLC”). The Series C LLC currently has outstanding 712,500 of its membership units which are held by Messrs. Akin, Genry, Giannotti, Gregory, Kelly, Spangler, Toomey, Wallis and Wood and Mmes. Carlin and Light, all members of our senior management. The Series C LLC is a Delaware limited liability company formed and owned by the holders of the membership units and governed by a board of managers consisting of Messrs. Grove, Larson, Toomey and Wallis.
      In fiscal 2005, the Series C LLC sold 712,500 units at a price of $1.00 per membership unit to the members of our senior management listed above. The Series C LLC currently has 37,500 units available for issuance.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
      Our Compensation Committee is responsible for developing and administering compensation programs for (1) executive officers, including base salaries, annual incentives and long-term incentive plans, and (2) long-term incentive compensation plans for all associates.
      The Compensation Committee, which is composed of independent members of our board of directors, administers the company’s executive compensation policy, in consultation with our CEO. The Compensation Committee generally makes its final compensation decisions for each fiscal year after the end of that fiscal year including determining bonuses, which consist of a combination of cash and restricted stock, and long-term incentive awards, if any. Also, at or around the end of the fiscal year, base salaries and criteria for annual incentive and long-term incentive compensation are set for the following fiscal year.
      The company has engaged Mercer Human Resource Consulting (“Mercer”) to assist it and the Compensation Committee in developing a compensation program for our executive officers and other key employees. As part of their engagement, Mercer provides the Compensation Committee with a market pay analysis which provides composite market values for base salary, total cash compensation, long-term incentive and total direct compensation. In addition, Mercer reviews the aggregate competitiveness of the company’s base salary and total direct compensation against the REIT peer group. In addition, the Compensation Committee considers recommendations from management and reviews information concerning compensation offered by other companies in the REIT industry, as well as other publicly traded companies similar in size and growth rate to the company.
Compensation Design and Philosophy
      Our compensation programs are designed to further our primary goals of equitable compensation and increasing dividend income and share price appreciation by providing economic motivation to our executive officers and other key employees. More specifically, our compensation program seeks to:

•	provide appropriate incentives for the executives while aligning their interests with those of our stockholders;

•	attract and retain management talent by providing compensation competitive with other publicly and privately held real estate investment companies; and

•	focus executives on current and long-term business objectives and critical issues.
Principal Components of Executive Compensation
      Compensation of our executive officers is comprised of three components: (1) base salary, (2) annual incentive compensation (bonuses), and (3) long-term incentive compensation. As an executive’s level of responsibility increases, a greater portion of total compensation is based on annual and long-term performance-based incentive compensation and less on salary and employee benefits, creating the potential for greater variability in the individual’s compensation level from year to year. The mix, level and structure of performance-based incentive elements reflect market industry practices as well as the executive’s role and relative impact on business results consistent with our variable pay-for-performance philosophy.
      Base Salary. The Compensation Committee targets the base salary for our executive officers at the 50th percentile of the competitive market. The Compensation Committee annually reviews and determines the base salary of our executive officers. The base salaries are based upon a number of different factors, including the executive’s individual performance, responsibilities and the market.
      Annual Incentive Compensation. Annual incentive compensation (bonuses) is tied to company performance and the degree to which our executives’ individual objectives are achieved and is designed to bring our executives’ total compensation to approximately equal to industry averages when performance objectives are met and to the upper percentile when performance is superior. The primary corporate objectives considered in determining annual incentive compensation for our executive officers are: (1) growth in funds from operations per share, or FFO, (2) our total return to common stockholders compared to other REITs as shown on the performance graph in this proxy statement, (3) our balance sheet strength and flexibility, (4) growth of dividend, (5) operating results and (6) other key company objectives. With respect to other senior management, our CEO establishes performance measures and targets, that vary based on company, departmental and personal performance objectives. The company’s overall bonus structure is reviewed annually, taking into account information provided by Mercer and data and general trends in the REIT industry and the REIT peer group.
      Long-Term Incentives. Long-term incentives are designed to foster significant ownership of our common stock by our management, promote a close alignment of interests between our management and stockholders, motivate our management to achieve long-term growth and success of our organization and enhance our shareholder value. Long-term incentive compensation is targeted to be approximately equal to industry averages when performance objectives are met and to be above industry averages when the long-term performance of our common stock is above average. During fiscal 2005, the components of our long-term incentive compensation were the 1999 Long-Term Incentive Plan (restricted stock and PARS) and the Series C Out-Performance Program. The Compensation Committee determines long-term incentive compensation annually in consultation with Mercer and our CEO. Each of these programs is intended to align the interests of our executive officers with those of our stockholders.
      The Compensation Committee considers the Out-Performance Programs and the 1999 Long-Term Incentive Plan to be the principal methods of retaining key members of senior management and incentivising them to focus on increasing dividend income and share price appreciation.
      Periodic Review. The Compensation Committee reviews the annual incentive compensation and long-term incentive compensation with the assistance of Mercer, at least annually to ensure that the key elements continue to meet the company’s objective of enhancing the alignment of our executive officers’ interests with those of our stockholders.
Compensation of Chief Executive Officer
      The Compensation Committee makes a recommendation to the board of directors, in consultation with Mercer and our CEO, and the independent directors meet each year in executive session, without the CEO present, to evaluate the performance of our CEO and determine and approve our CEO’s compensation. In considering Mr. Toomey’s compensation, the Compensation Committee considers his principal responsibilities, which are to provide our overall vision and strategic direction, to attract and retain highly qualified employees and to develop and maintain strong relationships with the overall investment and analyst community.
      In determining Mr. Toomey’s compensation in 2005, the Compensation Committee reviewed our financial performance relative to the REIT peer group, our overall performance, Mr. Toomey’s individual performance and comparative financial and pay data of selected peer companies in the REIT industry, including compensation packages provided to CEOs of similar companies. Based on this determination and discussions with Mr. Toomey, the Compensation Committee established Mr. Toomey’s annual base salary at $450,000, effective April 1, 2005, which base salary was not changed for fiscal 2006. For comparative purposes, in 2005 Mr. Toomey’s salary was at the 30th percentile for CEOs of the REIT peer group.
      In February 2006, the Compensation Committee awarded Mr. Toomey a bonus of $850,000 for fiscal 2005 payable in the form of a grant of 33,770 shares of restricted common stock, which shares vest on February 14, 2010 and a grant of 28,014 PARS.
      The primary factors considered by the Compensation Committee in determining Mr. Toomey’s bonus were the following:

•	Total Stockholder Return, or TSR, as compared to TSR of the REIT peer group;

•	Dividend Growth as compared to dividend growth of the REIT peer group;

•	Operating performance as compared to operating performance of the REIT peer group;

•	Improvement in Earnings as compared to improvement in earnings of the REIT peer group;

•	Improvement in Fixed Charge Ratio as compared to improvement in fixed charge ratio of the REIT peer group;

•	FFO Growth as compared to FFO growth of the REIT peer group;

•	FFO Payout Ratio as compared to FFO payout ratio of the REIT peer group; and

•	Revenue growth as compared to revenue growth of the REIT peer group.
      The Compensation Committee also reviewed the perquisites and other compensation paid to our CEO for fiscal 2005, and found these amounts to be reasonable.

Other Executive Compensation
      Our CEO makes recommendations to, and consults with, the Compensation Committee as to the amount of proposed base salaries for the executive officers who report directly to our CEO. After such consultation, the Compensation Committee sets the base salaries for the year for these executive officers and approves salary ranges for other executive officers based upon salaries paid for similar positions within the real estate and REIT industry (with an emphasis on the multi-family sector) as published in industry statistical surveys and the proposed base salary relative to that of the other executive officers.
      In setting executive officer salaries, our CEO and the Compensation Committee consider the individual officer’s qualifications, past performance and potential for future contributions and the market. In accordance with our stated compensation philosophy, in April we increased the executive officers’ base salaries for fiscal 2005 so that they were generally within the 50th percentile range of the base salary of companies in the REIT peer group.
      Annual incentive awards to these executives were recommended by our CEO and reviewed and approved by the Compensation Committee. Primary considerations were FFO growth, TSR growth, improvements in the balance sheet, dividend growth, as well as the assessed contribution of these individual executives to the company’s performance.
Long-Term Compensation

PARS Program
      As part of our long-term incentive compensation, executive officers are eligible to receive grants of Performance Contingent Stock Awards (“PARS”) under the 1999 Long-Term Incentive Plan. An executive may be awarded a number of shares of common stock (the “Initial Shares”) with a target grant date value equal to a percentage of the executive’s base salary. The shares of common stock may be adjusted, upward or downward (the “Additional Shares”), based upon the company’s performance against selected peer companies in the REIT industry during the fiscal year of the grant. During fiscal 2005, the actual number of shares earned could range from 0% to 167% of the target award level depending upon the performance of the company during the performance period. The target award level is set by the Compensation Committee, in consultation with our CEO, each year and compares the company’s performance to the relative performance of selected peer companies in the REIT industry during the performance period. For 2005, the Compensation Committee determined that the actual award was 75% of the target award level.
      Executives are paid dividends on the Initial Shares during the performance period. Subject to the participant’s continued employment with the company, the Initial Shares and Additional Shares, if applicable, vest pro rata over four years from the date the Compensation Committee determines the actual awards.

Series C Out-Performance Program
      During fiscal 2005, the Series C LLC sold 712,500 membership units to members of our senior management. The sale of membership units was made pursuant to our New Out-Performance Program, which includes the Series C Out-Performance Program. The New Out-Performance Program was approved by our stockholders at our 2005 Annual Meeting of Stockholders. After giving effect to such sales, 712,500 membership units of the Series C LLC are outstanding and held by members of our senior management, with 37,500 currently available for issuance. The Series C Out-Performance Program is designed to provide participants with the possibility of substantial returns on their investment if the total return on our common stock exceeds targeted levels, while putting the participants’ investment at risk if those levels are not exceeded.

      The membership units have the following features:

•	They represent equity in UDR LP and were sold at a price of $1.00 per unit to the purchasers.

•	The purchase price for the membership units was determined by the Compensation Committee based on the advice of an independent valuation expert.

•	If a holder of membership units leaves our employ prior to the completion of the performance period and the vesting of the membership units, the Series C LLC has the right, but not the obligation, to repurchase the membership units for the initial price paid by the purchaser. Should the Series C LLC choose to resell those membership units, the purchase price will be determined by the Compensation Committee based upon the advice of an independent valuation expert.

•	The membership units will have no value unless the cumulative total return on our common stock for the 36-month period from June 1, 2005 to May 31, 2008 is at least the equivalent of a minimum 36% total return or 12% annualized (the “Threshold”). (As of March 17, 2006 the cumulative total return on our common stock was 28.62%.)

•	If the Threshold is met holders of the membership units will be entitled to receive distributions and allocations of income and loss from UDR LP based on the number of membership units in the Series C LLC. If on the valuation date the Threshold has not been met then the holders of the membership units will forfeit their initial investment.

•	The return to the holders of membership units is calculated by (i) determining the amount by which the cumulative total return of our stock exceeds the Threshold (the “Excess Return”); (ii) multiplying 2.0% of the Excess Return by our market capitalization; and (iii) dividing that number by the market value of one share of our common stock on the valuation date. For example, if the price of our common stock at the valuation date is $30 then our cumulative total return, assuming a 3.0% dividend growth rate, would be 53.41%, creating $1.229 billion in stockholder value and resulting in a value of $13.67 million to the holders of the membership units.

Series D Out-Performance Program
      For fiscal 2006, the Compensation Committee has authorized the Series D Out-Performance Program, in accordance with the New Out-Performance Program approved by our stockholders at our 2005 Annual Meeting of Stockholders. In addition to the features described in the New Out-Performance Program, the Series D Out-Performance Program will generally have the following additional features:

•	The membership units will represent equity in UDR LP.

•	The purchase price will be determined by the Compensation Committee upon the advice of an independent valuation expert.

•	If a holder of membership units leaves our employ prior to the completion of the performance period and the vesting of the membership units, the Series D LLC has the right, but not the obligation, to repurchase the membership units for the initial price paid by the purchaser. Should the Series D LLC choose to resell those membership units, the purchase price will be determined by the Compensation Committee based upon the advice of an independent valuation expert.

•	The company’s performance for the Series D OPPS will be measured over a 36-month period beginning January 1, 2006 and ending December 31, 2008.

•	The membership units will have no value unless the cumulative total return on our common stock for the 36-month period from January 1, 2006 to December 31, 2008 is at least the equivalent of a minimum 36% total return or 12% annualized (the “Threshold”).

•	If the Threshold is met holders of the membership units will be entitled to receive distributions and allocations of income and loss from UDR LP based on the number of membership units in the

Series D LLC. If on the valuation date the Threshold has not been met then the holders of the membership units will forfeit their initial investment.

•	The return to the holders of membership units is calculated by (i) determining the amount by which the cumulative total return of our stock exceeds the Threshold (the “Excess Return”); (ii) multiplying 2.0% of the Excess Return by our market capitalization; and (iii) dividing that number by the market value of one share of our common stock on the valuation date. For example, if the price of our common stock at the valuation date is $30 then our cumulative total return, assuming a 3.0% dividend growth rate, would be 47.95%, creating $989.79 million in stockholder value and resulting in a value of $9.625 million to the holders of the membership units.

Compensation Deductibility Policy
      Under Section 162(m) of the Internal Revenue Code of 1986, as amended, we may not receive a federal income tax deduction for compensation paid to our CEO or any of the four other most highly compensated executive officers to the extent that any of the persons receive more than $1,000,000 in compensation in any one year. However, if we pay compensation that is “performance-based” under Section 162(m), we can receive a federal income tax deduction for the compensation paid even if such compensation exceeds $1,000,000 in a single year.
      Our 1999 Long-Term Incentive Plan has been designed to qualify as a “performance-based” plan and, therefore, compensation realized in connection with this plan is fully tax deductible on our federal income tax return. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible on our federal income tax returns.
      The foregoing policies and programs are subject to change as the Compensation Committee deems necessary from time to time to respond to economic conditions, meet competitive standards and to serve our objectives and our stockholders.

COMPENSATION COMMITTEE

Jon A. Grove, Chair
Eric J. Foss
James D. Klingbeil
Mark J. Sandler

COMPARISON OF CUMULATIVE TOTAL RETURNS
      The following graph provides a comparison from December 31, 2000 through December 31, 2005 of the cumulative total stockholder return (assuming reinvestment of any dividends) among the company, the NAREIT Equity REIT Index, Standard & Poor’s 500 Stock Index (the “S&P 500 Index”), the NAREIT Equity Apartment Index and the MSCI US REIT Index. The graph assumes that $100 was invested on December 31, 2000, in each of our common stock and the indices presented. Historical stock price performance is not necessarily indicative of future stock price performance.

	December 31

	2000	2001	2002	2003	2004	2005

United Dominion Realty Trust, Inc.	$100	$144.87	$177.17	$222.06	$305.07	$304.12

NAREIT Equity REIT Index	$100	$113.93	$118.29	$162.21	$213.43	$239.39

S&P 500 Index	$100	$88.11	$68.64	$88.33	$97.94	$102.75

NAREIT Equity Apartment Index	$100	$108.66	$101.98	$127.97	$172.40	$197.66

MSCI US REIT Index	$100	$112.83	$116.94	$159.91	$210.26	$228.89

      The NAREIT Equity Apartment Index and NAREIT Equity REIT Index are published by The National Association of Real Estate Investment Trusts, or NAREIT. Index data reflects monthly reinvestment of dividends and are based upon the monthly closing prices of shares of all tax-qualified equity apartment REITs and equity REITs, including the company, listed on the New York Stock Exchange, the American Stock Exchange or traded in the NASDAQ National Market System. The MSCI US REIT Index, formerly known as the Morgan Stanley REIT Index, is a total-return index comprised of the most actively traded REITs and is designed to be a measure of real estate equity performance.

AUDIT COMMITTEE REPORT
      Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or part, the following report shall not be deemed to be incorporated by reference into any such filing.
      The Audit Committee has reviewed and discussed our unaudited financial statements for the quarters ended March 31, June 30 and September 30, 2005 and our December 31, 2005 audited financial statements with management and with Ernst & Young LLP, our independent accountants. Each member of the Audit Committee is “independent” in accordance with the applicable corporate governance listing standards of the NYSE.
      The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. This included (1) the auditor’s judgment about the quality, not just the acceptability, of our accounting principles as applied in our financial reporting, (2) methods used to account for significant unusual transactions, (3) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus, (4) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates, (5) the auditor’s responsibility for other information containing audited financial statements, such as “Management’s Discussion and Analysis of Financial Conditions and Results of Operation,” the level of responsibility assumed by the auditor in auditing the financial statements and that such audit is designed to obtain reasonable, rather than absolute, assurance about financial statements, and (6) any disagreements with management over the application of accounting principles.
      In addition, the Audit Committee has received from Ernst & Young LLP the written disclosures required by Independence Standards Board Standard No. 1 regarding their independence, and has discussed with Ernst & Young LLP their independence relative to us, including whether the provision of their services is compatible with maintaining Ernst & Young LLP’s independence.
      Based on the review and discussions referred to above, the Audit Committee recommended to the board that the December 31, 2005 audited financial statements be included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Robert P. Freeman, Chair
Lynne B. Sagalyn
Mark J. Sandler
Audit Fees
      In connection with the audit of the 2005 financial statements, we entered into an engagement agreement with Ernst & Young LLP which set forth the terms by which Ernst & Young LLP will perform audit services for us. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.
      The following table sets forth the aggregate fees billed or to be billed by Ernst & Young LLP for the following services during fiscal 2005 and fiscal 2004.

Description of Services	2005	2004

Audit Fees(1)	$1,796,540	$1,621,190
Audit-Related Fees(2)	—	8,500
Tax Fees(3)	624,573	263,053

Total	$2,421,113	$1,892,743

(1)	Audit fees consist of fees for the audit and review of the company’s consolidated financial statements, acquisition audits, statutory audits, comfort letters, consents, debt covenant letters and assistance with and review of documents filed with the SEC. A total of $484,00 of the Audit Fees was for Ernst & Young LLP’s review of the effectiveness of the company’s internal controls over financial reporting.

(2)	Audit-related fees consist of fees for audit-related fees for partnership and benefit plan audits, review of proxy materials, accounting advice in connection with specific transactions, internal control reviews, and various attestation engagements.

(3)	Tax fees consist of fees for tax compliance, tax advisory services (1031 and state planning), and tax planning.
Pre-Approval Policies and Procedures
      The charter of the Audit Committee provides that the Audit Committee is responsible for the pre-approval of all audit and permitted non-audit services to be performed for the company by the independent auditors. The fees paid to the independent auditors that are shown in the chart above for 2005 were approved by the Audit Committee in accordance with the procedures described below.
      The Audit Committee reviews at its meetings audit and non-audit services proposed to be provided by the independent auditors. The Committee has delegated to the Chair, or an alternate member of the Audit Committee, the authority to grant pre-approvals if either deems it necessary or appropriate to consider a pre-approval request without a meeting of the full Audit Committee. Pre-approvals by the Chair or alternate member are reviewed with the Audit Committee at its next regularly scheduled meeting.
      In considering the pre-approval of proposed audit or non-audit services by the independent auditors, management reviews with the Audit Committee or its delegate, a description of and the budget for the proposed service and the reasons that the independent auditors are being requested to provide the services, including any possible impact on the independence of the independent auditors. Additional Audit Committee approval is required if the pre-approved services exceed the pre-approved budgeted amount for the services.
PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
      Ernst & Young LLP, independent registered public accounting firm, served as our auditors for fiscal 2005. Our Audit Committee has selected Ernst & Young LLP to audit our financial statements for fiscal 2006. We expect that a representative of Ernst & Young LLP will be present at the meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to answer any appropriate questions from stockholders.
Vote Required and Board of Directors’ Recommendation
      Although it is not required to do so, the board of directors is submitting the Audit Committee’s selection of our independent auditors for ratification by the stockholders at the meeting in order to ascertain the view of our stockholders regarding such selection. The affirmative vote of a majority of the votes cast at the meeting will be required to approve this proposal. In the event the stockholders do not ratify this appointment, the Audit Committee will reconsider its selection. Even if the appointment is ratified by the stockholders, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the company and its stockholders.
      Our board of directors recommends that the stockholders vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent auditors for fiscal 2006.

PROPOSAL NO. 3
RATIFICATION OF 1999 LONG-TERM INCENTIVE PLAN
Background of the Plan
      On May 8, 2001 our stockholders approved the 1999 Long-Term Incentive Plan. Subsequent to May 8, 2001, our board amended and restated the plan on May 4, 2004 to eliminate the express authority to pay the exercise price of an option with a promissory note, on July 23, 2004 to provide that unless otherwise provided in a participant’s award agreement upon a participant’s death, disability or retirement, all outstanding options, stock appreciation rights and other awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding awards shall lapse, and again on February 10, 2006, to eliminate the automatic grant of formula awards to non-employee directors, to update non-material or outdated terms of the plan — i.e., par value of common stock and references to pooling treatment — and to conform to Maryland versus Virginia corporate law. These amendments and restatements did not require stockholder approval.
Why is the plan being submitted to stockholders for approval?
      We are not making or proposing any changes or amendments to the plan. We are only requesting that stockholders ratify and approve the plan in its current form so that awards (other than stock option grants and stock appreciation rights) intended to qualify as “performance based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), will continue to be fully deductible by the company. Under Section 162(m) of the Code, the federal income tax deductibility of compensation paid to our Chief Executive Officer and our four other most highly compensated executive officers may be limited to the extent that such compensation exceeds $1 million in any one year. However, we may deduct compensation in excess of that amount if it qualifies as “performance-based compensation,” as defined in Section 162(m). The plan is designed to qualify awards thereunder as performance-based compensation, so that we may continue to receive a federal income tax deduction for award granted to our executive officers.
What happens if stockholders do not ratify and approve the plan?
      In the event stockholders do not vote to ratify and approve the plan, the plan will still remain in effect, however, performance based compensation awards, other than grants of stock options and stock appreciation rights, will no longer qualify for exemption from the deduction limits of Section 162(m) of the Code. Stock option grants and stock appreciation rights will continue to qualify for the deduction limits of Section 162(m) whether or not stockholders ratify and approve the plan.
      The following summary of the plan is subject to the specific provisions contained in the full text of the plan, as amended and restated, set forth in Appendix A and incorporated herein by reference.
How many shares are reserved for issuance under the plan?
      We have reserved 4,000,000 shares for issuance upon the grant or exercise of awards pursuant to the plan. As of March 17, 2006, there were 2,562,449 shares of common stock available for grant under the plan, and 1,203,000 shares of restricted stock have been awarded.
What is the purpose of the plan?
      The purpose of the plan is to promote the success and enhance the value of the company by linking the personal interests of our employees, officers and directors to those of our stockholders and by providing participants with an incentive for outstanding performance. The plan is further intended to provide flexibility to the company in its ability to motivate, attract, and retain the services of employees, officers, consultants and directors upon whose judgment, interest, and special effort the successful conduct of our operations is largely dependent.

What awards are authorized under the plan?
      The plan authorizes the granting of awards in any of the following forms:

•	options to purchase shares of common stock;

•	stock appreciation rights;

•	restricted stock;

•	performance units;

•	dividend equivalents;

•	other stock-based awards;

•	any other right or interest relating to Common Stock; or

•	cash.
Are there any limitations on the size of awards that may be granted?
      The maximum number of shares of our common stock with respect to one or more options and/or stock appreciation rights that may be granted during any one calendar year under the plan to any one person is 500,000. The maximum fair market value of any awards (other than options and stock appreciation rights) that may be received by a participant (less any consideration paid by the participant for such award) during any one calendar year under the plan is $1,000,000.
Who administers the plan?
      The plan is administered by our Compensation Committee. The Compensation Committee has the authority to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations as it may deem advisable to administer the plan; and make all other decisions and determinations that may be required under the plan. Our board may at any time administer the plan. If it does so, it will have all the powers of the Compensation Committee.
How will awards be made?
      Stock Options. The Compensation Committee is authorized to grant incentive stock options or non-qualified stock options under the plan. The terms of an incentive stock option must meet the requirements of Section 422 of the Code. All options will be evidenced by a written award agreement with the participant, which will include any provisions specified by the Compensation Committee. However, the exercise price of an incentive stock option may not be less than the fair market value of the underlying stock on the date of grant. No option may have a term of more than 10 years. In addition, the Compensation Committee is not permitted to grant options with a “re-load” feature, which provides for the automatic grant of a new option if the optionee delivers shares of stock as full or partial payment of the exercise price of the original option.
      Stock Appreciation Rights. The Compensation Committee may grant stock appreciation rights under the plan. Upon the exercise of a stock appreciation right, the participant has the right to receive the excess, if any, of the fair market value of one share of our common stock on the date of exercise, over the grant price of the stock appreciation right as determined by the Compensation Committee, which will not be less than the fair market value of one share of our common stock on the date of grant. All awards of stock appreciation rights will be evidenced by an award agreement, reflecting the terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of the stock appreciation right, as determined by the Compensation Committee at the time of grant.

      Restricted Stock Awards. The Compensation Committee may make awards of restricted stock to participants, which will be subject to such restrictions on transferability and other restrictions as the Compensation Committee may impose (including, without limitation, limitations on the right to vote restricted stock or the right to receive dividends, if any, on the restricted stock).
      Performance Units. The Compensation Committee is authorized to grant performance units to participants subject to such terms and conditions as may be selected by the Compensation Committee. Performance units do not represent any actual ownership interest in the company. The units can ultimately be paid in cash or shares of our common stock as determined by the Compensation Committee.
      Dividend Equivalents. The Compensation Committee is authorized to grant dividend equivalents to participants subject to such terms and conditions as may be selected by the Compensation Committee. Dividend equivalents entitle the participant to receive payments equal to dividends with respect to all or a portion of the number of shares of our common stock subject to an option award or stock appreciation right award, as determined by the Compensation Committee. The Compensation Committee may provide that dividend equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional shares of our common stock or otherwise reinvested.
      Other Stock-Based Awards. The Compensation Committee may, subject to limitations under applicable law, grant to participants such other awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of our common stock as deemed by the Compensation Committee to be consistent with the purposes of the plan, including without limitation shares of our common stock awarded purely as a bonus and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of our common stock, and awards valued by reference to book value of shares of our common stock or the value of securities of or the performance of specified parents or subsidiaries. The Compensation Committee will determine the terms and conditions of any such awards.

•	Performance Goals. The Compensation Committee may determine that any award will be determined solely on the basis of:

•	our achievement (or the achievement of our parent or subsidiary) of a specified target return, or target growth in return, on equity or assets;

•	our total stockholder return (stock price plus reinvested dividends) relative to a defined comparison group or target over a specific performance period;

•	our stock price;

•	the achievement by an individual, us, or a business unit of ours or our parent or subsidiary, of a specified target, or target growth in, revenues, net income or earnings per share;

•	the achievement of objectively determinable goals with respect to product delivery, service or product quality, customer satisfaction, meeting budgets and/or retention of employees; or

•	any combination of the above.
      If an award is made on such basis, the Compensation Committee must establish goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under applicable tax regulations) and the Compensation Committee may for any reason reduce (but not increase) any award, notwithstanding the achievement of a specified goal. Any payment of an award granted with performance goals will be conditioned on the written certification of the Compensation Committee in each case that the performance goals and any other material conditions were satisfied.
What are the limitations on transfer and beneficiaries?
      No award will be assignable or transferable by a participant other than by will or the laws of descent and distribution or, except in the case of an incentive stock option, pursuant to a qualified domestic relations order; provided, however, that the Compensation Committee may (but need not) permit other transfers where the Compensation Committee concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. A participant may, in the manner determined by the Compensation Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.
Will awards be accelerated upon certain events?
      Upon a participant’s death, disability or retirement, all of his or her outstanding options, stock appreciation rights, and other awards in the nature of rights that may be exercised will become fully exercisable and all restrictions on his or her outstanding awards will lapse, except that in the case of retirement such awards will remain exercisable for the full original term. Any of his or her options or stock appreciation rights will thereafter continue or lapse in accordance with the other provisions of the plan and the award agreement. Unless otherwise provided in an award agreement, upon the occurrence of a change in control of the company (as defined in the plan), all outstanding options, stock appreciation rights, and other awards in the nature of rights that may be exercised will become fully vested and all restrictions on all outstanding awards will lapse. In addition, the Compensation Committee may at its discretion declare any or all awards to be fully vested, and/or all restrictions on all outstanding awards to lapse. The Compensation Committee may discriminate among participants or among awards in exercising such discretion.
Can the plan be terminated or amended?
      The board or the Compensation Committee may, at any time and from time to time, terminate, amend or modify the plan without stockholder approval; but they may condition any amendment on the approval of our stockholders if such approval is necessary under tax, securities or other applicable laws, policies or regulations. No termination or amendment of the plan may adversely affect any award previously granted under the plan without the written consent of the participant. The Compensation Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by the stockholders or permitted by the anti-dilution provisions of the plan, the exercise price of an outstanding option may not be reduced.
What are the U.S. federal tax effects of awards granted under the plan?
      The following summary of the U.S. federal income tax consequences of awards granted under the plan is based upon federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss non-U.S., state or local tax consequences or additional guidance that may be issued by the Treasury Department under Section 409A of the Code.
      Non-Qualified Stock Options. The grant of a non-qualified stock option under the plan will not result in any federal income tax consequences to the participant or to us. Upon exercise of a non-qualified stock option, the participant is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount. Any gain or loss on the participant’s subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. We do not receive a tax deduction for any such gain.

      In the event a non-qualified stock option is amended, such option may be considered deferred compensation and subject to the rules of new Section 409A of the Code, which provides rules regarding the timing of payment of deferred compensation. An option subject to Section 409A of the Code which fails to comply with the rules of Section 409A, can result in an additional 20% tax obligation, plus penalties and interest. Currently, how the additional tax, penalties and interest will be applied is unclear.
      Incentive Stock Options. The grant of an incentive stock option under the plan will not result in any federal income tax consequences to the participant or to us. A participant recognizes no federal taxable income upon exercising an incentive stock option (subject to the alternative minimum tax rules discussed below), and we receive no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an incentive stock option, the tax consequences depend upon how long the participant has held the shares of common stock. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the incentive stock option was exercised, the participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. We are not entitled to any deduction under these circumstances.
      If the participant fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a “disqualifying disposition”). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. We, in the year of the disqualifying disposition, are entitled to a deduction equal to the amount of ordinary income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as the participant’s total compensation is deemed reasonable in amount.
      The “spread” under an incentive stock option — i.e., the difference between the fair market value of the shares at exercise and the exercise price — is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax. If a participant’s alternative minimum tax liability exceeds such participant’s regular income tax liability, the participant will owe the larger amount of taxes. In order to avoid the application of alternative minimum tax with respect to incentive stock options, the participant must sell the shares within the same calendar year in which the incentive stock options are exercised. However, such a sale of shares within the same year of exercise will constitute a disqualifying disposition, as described above.
      In the event an incentive stock option is amended, such option may be considered deferred compensation and subject to the new Section 409A of the Code. An option subject to Section 409A of the Code which fails to comply with the rules of Section 409A, can result in an additional 20% tax obligation, plus penalties and interest. Currently, how the additional tax, penalties and interest will be applied is unclear. In addition, the amendment of an incentive stock option may convert the option from an incentive stock option to a nonqualified stock option.
      Restricted Stock. The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount. Any gain or loss on the recipient’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on how long the stock has been held since the restrictions lapsed. We do not receive a tax deduction for any such gain.
      Recipients of restricted stock may make an election under Section 83(b) of the Code to recognize as ordinary compensation income in the year that such restricted stock is granted, the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. The Section 83(b) election must be made within thirty days from the time the restricted stock is issued.
      Stock Appreciation Rights. Recipients of stock appreciation rights generally should not recognize income until the stock appreciation right is exercised (assuming there is no ceiling on the value of the right). Upon exercise, the participant will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value the shares, if any, received upon such exercise. Participants who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon exercise of a stock appreciation right. Participants will recognize gain upon the disposition of any shares received on exercise of a stock appreciation right equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year.
      We will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount.
      To the extent that a stock appreciation right is amended, such stock appreciation right may be considered deferred compensation and subject to the new Section 409A of the Code. A stock appreciation right subject to Section 409A of the Code which fails to comply with the rules of Section 409A, can result in an additional 20% tax obligation, plus penalties and interest. Currently how the additional tax and penalties and interest will be applied is unclear.
      Performance Units. Recipients of performance units generally should not recognize income until such units are converted into cash or shares of stock. Upon conversion, the participant will normally recognize taxable ordinary income for federal income tax purposes equal to the amount of cash and fair market value the shares, if any, received upon such conversion. Participants who are employees will be subject to withholding for federal income and employment tax purposes with respect to income recognized upon conversion of the performance units. Participants will recognize gain upon the disposition of any shares received upon conversion of the performance units equal to the excess of (i) the amount realized on such disposition over (ii) the ordinary income recognized with respect to such shares under the principles set forth above. That gain will be taxable as long or short-term capital gain depending on whether the shares were held for more than one year.
      We will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the participant’s total compensation is deemed reasonable in amount.
      Performance units also can be considered non-qualified deferred compensation and subject to the new Section 409A of the Code. A grant of performance units that does not meet the requirements of Code Section 409A will result in an additional 20% tax obligation, plus penalties and interest to such participant. Currently, how the additional tax, penalties and interest will be applied is unclear.
      Dividends and Dividend Equivalents. Recipients of stock-based awards that earn dividends or dividend equivalents will recognize taxable ordinary income on any dividend payments received with respect to unvested and/or unexercised shares subject to such awards, which income is subject to withholding for federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the income recognized by a participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the individual’s total compensation is deemed reasonable in amount.

      The Equity Compensation Plan Information table on page 20 sets forth the awards made under the plan to date. Any future awards will be made at the discretion of the Compensation Committee. Therefore, it is not presently possible to determine the benefits or amounts that will be received by such persons or groups pursuant to the plan in the future.
Vote Required and Board of Directors’ Recommendation
      The affirmative vote of a majority of the votes cast at the meeting will be required to approve the 1999 Long-Term Incentive Plan, provided the total votes cast on the proposal represents over 50% in interest of all shares of our stock entitled to vote on the proposal. In the event the stockholders do not ratify and approve the plan, the plan will still remain in effect, however, performance based compensation awards, other than grants of stock options, may no longer qualify for the deduction limits of Section 162(m) of the Code.
      Our board of directors recommends that the stockholders vote “FOR” the ratification and approval of the 1999 Long-Term Incentive Plan.
OTHER MATTERS
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such executive officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file.
      To the company’s knowledge, based solely on our review of the copies of such forms received by us or written representations from certain reporting persons that no Form 5s were required for such persons, we believe that, during fiscal 2005, all Section 16(a) filing requirements applicable to our executive officers, directors and 10% stockholders were complied with, except as follows: Mr. Klingbeil did not timely report one transaction.
Delivery of Voting Materials
      To reduce the expenses of delivering duplicate proxy materials to our stockholders, we are taking advantage of householding rules that permit us to deliver only one set of proxy materials, meaning the proxy statement and our annual report for fiscal 2005, to stockholders who share the same address unless otherwise requested. Each stockholder will receive a separate proxy card or voting instruction form and will therefore retain a separate right to vote on all matters presented at the meeting.
      If you share an address with another stockholder and have received only one set of proxy materials, you may write or call us to request a separate copy of these materials at no cost to you. For future annual meetings, you may request separate proxy materials or request that we only send one set of voting materials to you if you are receiving multiple copies by calling us at 720.283.6120 or by writing to us to the attention of Investor Services, 1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129-1540.
Annual Report
      We have mailed to each of our stockholders our annual report for fiscal 2005, which includes audited financial statements for the year ended December 31, 2005. We will, upon written request and without charge, provide to any person solicited hereunder, a copy of our annual report on Form 10-K for the year ended December 31, 2005, including financial statements and financial statement schedules, as filed with the SEC. Requests should be addressed to the attention of Investor Services, 1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129-1540.

Matters to be Presented at the 2007 Annual Meeting of Stockholders
      In accordance with Rule 14a-8 under the Exchange Act, any stockholder who intends to submit a proposal at our 2007 annual meeting of stockholders and who wishes to have the proposal considered for inclusion in the proxy statement and form of proxy for that meeting must, in addition to complying with the applicable laws and regulations governing submission of such proposals, deliver the proposal to us for consideration no later than December 1, 2006. Such proposal should be sent to our Corporate Secretary at 1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129-1540.
      SEC rules also establish a different deadline for submission of stockholder proposals that are not intended to be included in our proxy statement with respect to discretionary voting. The discretionary vote deadline for our 2007 annual meeting of stockholders is February 14, 2007. If a stockholder gives notice of such a proposal after the discretionary vote deadline, our proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at our 2007 annual meeting of stockholders, generally without including any disclosure of the proposal in the proxy statement or on the proxy card.
Corporate and Executive Offices
      Our corporate office is located at 400 East Cary Street, Richmond, Virginia 23219-3816 and the telephone number is 804.780.2691. Our principal executive office is located at 1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129-1540 and the telephone number is 720.283.6120.
      It is important that proxies be returned promptly. We depend upon all stockholders promptly signing and returning the enclosed proxy to avoid costly solicitation. You can save us considerable expense by signing and returning your proxy at once. You may also vote electronically by the Internet or by telephone as shown on the proxy card and as discussed above.

For the Board of Directors

Mary Ellen Norwood
Corporate Secretary
Dated: March 31, 2006

UNITED DOMINION REALTY TRUST, INC.
1999 LONG-TERM INCENTIVE PLAN
(as amended and restated February 10, 2006)
ARTICLE 1
PURPOSE
      1.1     GENERAL. The purpose of the United Dominion Realty Trust, Inc. 1999 Long-Term Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of United Dominion Realty Trust, Inc. (the “Company”), by linking the personal interests of its employees, officers, consultants and directors to those of Company stockholders and by providing such persons with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers, consultants and directors upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected employees, officers, consultants and directors.
ARTICLE 2
EFFECTIVE DATE
      2.1     EFFECTIVE DATE. For tax reasons, the Plan was approved by the Board of Directors in interim stages. First, the Board approved the Plan on March 9, 1999 as it relates to Awards of Restricted Stock and Performance Units only (the “First Effective Date”), and the Plan became effective as of the First Effective Date for the limited purpose of (i) making Awards of Restricted Stock on or prior to May 31, 1999 to non-officer employees of the Company and (ii) making cash Performance Unit Awards under Article 9 of the Plan with respect to a performance period beginning on January 1, 1999.
      On January 25, 2000, the Board approved the Plan for the purpose of (i) making Awards of Restricted Stock on or prior to May 31, 2000 to non-officer employees of the Company, (ii) making Awards of Restricted Stock on or prior to May 31, 2000 to certain officers of the Company from shares purchased by the Company on the open market, and (iii) making cash Performance Unit Awards under Article 9 of the Plan with respect to a performance period beginning on January 1, 2000 (the “Second Effective Date”).
      On March 20, 2001, the Board approved the Plan as it relates to all types of Awards under the Plan (the “Third Effective Date”) and the Plan became fully effective as of the Third Effective Date. The Plan was approved by the stockholders of the Company on May 8, 2001. In the discretion of the Committee, Awards may be made to Covered Employees which are intended to constitute qualified performance-based compensation under Code Section 162(m).
      The Plan was amended and restated by the Board of Directors on May 4, 2004 to eliminate the express authority under Section 7.1(c) to pay the exercise price of an Option with a promissory note, which amendment and restatement of the Plan is not subject to stockholder approval.
      The Plan was amended and restated by the Board of Directors on July 23, 2004 to modify Sections 14.8 and 14.9 to provide that unless otherwise provided in a Participant’s Award Agreement upon a Participant’s Death, Disability or Retirement, all outstanding Options, Stock Appreciation Rights and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse, which amendment and restatement of the Plan is not subject to stockholder approval.
      The Plan was amended and restated by the Board of Directors on February 10, 2006, to eliminate the automatic grant of formula awards to non-employee directors and to update non-material terms of the Plan (par value of common stock and other nomenclature) to conform to Maryland versus Virginia corporate law, which amendment and restatement of the Plan is not subject to stockholder approval.

ARTICLE 3
DEFINITIONS
      3.1     DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Section 1.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

(a) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Unit Award, Dividend Equivalent Award, or Other Stock-Based Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

(b) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(c) “Board” means the Board of Directors of the Company.

(d) “Change of Control” means and includes each of the following:

(1) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(2) the transfer or sale of all or substantially all of the assets of the Company other than to an affiliate or Subsidiary of the Company;

(3) the liquidation of the Company; or

(4) the acquisition by any person, or by a group of persons acting in concert, of more than fifty percent (50%) of the outstanding voting securities of the Company, which results in the resignation or addition of fifty percent (50%) or more independent members of the Board.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(f) “Committee” means the committee of the Board described in Article 4.

(g) “Company” means United Dominion Realty Trust, Inc., a Maryland corporation.

(h) “Consultant” means, and is limited to, a “consultant” or “advisor” with respect to whom the Company would be permitted to use Form S-8 to register the issuance of securities, as described in the General Instructions to Form S-8 under the 1933 Act.

(i) “Covered Employee” means a covered employee as defined in Code Section 162(m)(3).

(j) “Disability” shall mean any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean Permanent and Total Disability as defined in Section 22(e)(3) of the Code.

(k) “Dividend Equivalent” means a right granted to a Participant under Article 11.

(l) “Effective Date” means the First, Second or Third Effective Date, as the context requires, as such terms are defined in Section 2.1.

(m) “Fair Market Value”, on any date, means the closing sales price on the New York Stock Exchange on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported.

(n) “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(o) “Non-Employee Director” means a member of the Board who is not an employee of the Company or any Parent or Subsidiary.

(p) “Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

(q) “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

(r) “Other Stock-Based Award” means a right, granted to a Participant under Article 12 that relates to or is valued by reference to Stock or other Awards relating to Stock.

(s) “Parent” means a corporation that owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. For Incentive Stock Options, the term shall have the same meaning as set forth in Code Section 424(e).

(t) “Participant” means a person who, as an employee, officer, consultant or director of the Company or any Parent or Subsidiary, has been granted an Award under the Plan.

(u) “Performance Unit” means a right granted to a Participant under Article 9, to receive cash, Stock, or other Awards, the payment of which is contingent upon achieving certain performance goals established by the Committee.

(v) “Plan” means the United Dominion Realty Trust, Inc. 1999 Long-Term Incentive Plan, as amended from time to time.

(w) “Restricted Stock Award” means Stock granted to a Participant under Article 10 that is subject to certain restrictions and to risk of forfeiture.

(x) “Retirement” means a Participant’s termination of employment with the Company, Parent or Subsidiary after attaining any normal or early retirement age specified in any pension, profit sharing or other retirement program sponsored by such company, or, in the event of the inapplicability thereof with respect to the person in question, as determined by the Committee in its reasonable judgment.

(y) “Stock” means the $0.01 par value Common Stock of the Company, and such other securities of the Company as may be substituted for Stock pursuant to Article 14.

(z) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 8.

(aa) “Subsidiary” means any corporation, limited liability company, partnership or other entity that is directly, or indirectly through one or more intermediaries, controlled by or under common control with the Company. Notwithstanding the foregoing, for purposes of Incentive Stock Options granted under the Plan, the term “Subsidiary” shall have the meaning set forth in Code Section 424(f).

(bb) “1933 Act” means the Securities Act of 1933, as amended from time to time.

(cc) “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.
ARTICLE 4
ADMINISTRATION
      4.1     COMMITTEE. The Plan shall be administered by the Compensation Committee of the Board or, at the discretion of the Board from time to time, by the Board. The Committee shall consist of two or more members of the Board. It is intended that the directors appointed to serve on the Committee shall be “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and “outside directors” (within the meaning of Code Section 162(m) and the regulations thereunder) to the extent that Rule 16b-3 and, if necessary for relief from the limitation under Code Section 162(m) and such relief is sought by the Company, Code Section 162(m), respectively, are applicable. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements shall not invalidate any Award made by the Committee, which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board. During any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board.
      4.2     ACTION BY THE COMMITTEE. For purposes of administering the Plan, the following rules of procedure shall govern the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved unanimously in writing by the members of the Committee in lieu of a meeting shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Parent or Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.
      4.3     AUTHORITY OF COMMITTEE. The Committee has the exclusive power, authority and discretion to do the following; except as such discretion shall be delegated as provided below in this Section 4.3:

(a) Designate Participants;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d) Determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(e) Accelerate the vesting, exercisability or lapse of restrictions of any outstanding Award, based in each case on such considerations as the Committee in its sole discretion determines;

(f) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(g) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(h) Decide all other matters that must be determined in connection with an Award;

(i) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(j) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan; and

(k) Amend the Plan or any Award Agreement as provided herein.

      Notwithstanding the above, the Board or the Committee may expressly delegate to a special committee consisting of one or more directors who are also officers of the Company some or all of the Committee’s authority under subsections (a) through (g) above with respect to those eligible Participants who, at the time of grant are not, and are not anticipated to be become, either (i) Covered Employees or (ii) persons subject to the insider trading rules of Section 16 of the 1934 Act.
      4.4     DECISIONS BINDING. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.
ARTICLE 5
SHARES SUBJECT TO THE PLAN
      5.1     NUMBER OF SHARES. Subject to adjustment as provided in Section 15.1, the aggregate number of shares of Stock reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a Stock Appreciation Right or Performance Unit Award) shall be 4,000,000. The maximum number of shares of Stock that may be issued subject to Incentive Stock Options shall be 4,000,000 shares.
      5.2     LAPSED AWARDS. To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan and shares subject to SARs or other Awards settled in cash will be available for the grant of an Award under the Plan.
      5.3     STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.
      5.4     LIMITATION ON AWARDS. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 15.1), the maximum number of shares of Stock with respect to one or more Options and/or SARs that may be granted during any one calendar year under the Plan to any one Participant shall be 500,000. The maximum fair market value (measured as of the date of grant) of any Awards other than Options and SARs that may be received by a Participant (less any consideration paid by the Participant for such Award) during any one calendar year under the Plan shall be $1,000,000.
ARTICLE 6
ELIGIBILITY
      6.1     GENERAL. Awards may be granted only to individuals who are employees, officers, consultants or directors of the Company or a Parent or Subsidiary.
ARTICLE 7
STOCK OPTIONS
      7.1     GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) EXERCISE PRICE. The exercise price per share of Stock under an Option shall be determined by the Committee.

(b) TIME AND CONDITIONS OF EXERCISE. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(e). The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested. The Committee may waive any exercise or vesting provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exercisable or vested at an earlier date. The Committee may permit an arrangement whereby receipt of Stock upon exercise of an Option is delayed until a specified future date.

(c) PAYMENT. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock, or other property (including “cashless exercise” arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants; provided that if shares of Stock are used to pay the exercise price of an Option, such shares must have been held by the Participant for at least six months. When shares of Stock are delivered, such delivery may be by attestation of ownership or actual delivery.

(d) EVIDENCE OF GRANT. All Options shall be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.

(e) EXERCISE TERM. In no event may any Option be exercisable for more than ten years from the date of its grant.

(f) NO RE-LOAD OPTIONS. The Committee shall not provide in an Award Agreement, or in an amendment thereto, for the automatic grant of a new Option to any Participant who delivers shares of Stock as full or partial payment of the exercise price of the original Option.

      7.2     INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

(a) EXERCISE PRICE. The exercise price per share of Stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option shall not be less than the Fair Market Value as of the date of the grant.

(b) EXERCISE. In no event may any Incentive Stock Option be exercisable for more than ten years from the date of its grant.

(c) LAPSE OF OPTION. An Incentive Stock Option shall lapse under the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in paragraphs (3), (4) and (5) below, provide in writing that the Option will extend until a later date, but if an Option is exercised after the dates specified in paragraphs (3), (4) and (5) below, it will automatically become a Non-Qualified Stock Option:

(1) The Incentive Stock Option shall lapse as of the option expiration date set forth in the Award Agreement.

(2) The Incentive Stock Option shall lapse ten years after it is granted, unless an earlier time is set in the Award Agreement.

(3) If the Participant terminates employment for any reason other than as provided in paragraph (4) or (5) below, the Incentive Stock Option shall lapse, unless it is previously exercised, three months after the Participant’s termination of employment; provided, however, that if the Participant’s employment is terminated by the Company for cause or by the Participant without the consent of the Company (in either case, as determined by the Company and communicated in writing to the Participant), the Incentive Stock Option shall (to the extent not previously exercised) lapse immediately.

(4) If the Participant terminates employment by reason of his Disability, the Incentive Stock Option shall lapse, unless it is previously exercised, one year after the Participant’s termination of employment.

(5) If the Participant dies while employed, or during the three-month period described in paragraph (3) or during the one-year period described in paragraph (4) and before the Option otherwise lapses, the Option shall lapse one year after the Participant’s death. Upon the Participant’s death, any exercisable Incentive Stock Options may be exercised by the Participant’s beneficiary, determined in accordance with Section 14.5.
      If a Participant exercises an Option after termination of employment, the Option may be exercised only with respect to the shares that were otherwise vested on the Participant’s termination of employment.

(d) INDIVIDUAL DOLLAR LIMITATION. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

(e) TEN PERCENT OWNERS. No Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary unless the exercise price per share of such Option is at least 110% of the Fair Market Value per share of Stock at the date of grant and the Option expires no later than five years after the date of grant.

(f) EXPIRATION OF INCENTIVE STOCK OPTIONS. No Award of an Incentive Stock Option may be made pursuant to the Plan after the day immediately prior to the tenth anniversary of the Third Effective Date.

(g) RIGHT TO EXERCISE. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant’s Disability, by the Participant’s guardian or legal representative.

(h) DIRECTORS AND CONSULTANTS. The Committee may not grant an Incentive Stock Option to a non-employee director or consultant. The Committee may grant an Incentive Stock Option to a director who is also an employee of the Company or Parent or Subsidiary but only in that individual’s position as an employee and not as a director.
ARTICLE 8
STOCK APPRECIATION RIGHTS
      8.1     GRANT OF SARs. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(a) RIGHT TO PAYMENT. Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

(1) The Fair Market Value of one share of Stock on the date of exercise; over

(2) The grant price of the Stock Appreciation Right as determined by the Committee, which shall not be less than the Fair Market Value of one share of Stock on the date of grant.

(b) OTHER TERMS. All awards of Stock Appreciation Rights shall be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Agreement.
ARTICLE 9
PERFORMANCE UNITS
      9.1     GRANT OF PERFORMANCE UNITS. The Committee is authorized to grant Performance Units to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Units granted to each Participant, subject to Section 5.4. All Awards of Performance Units shall be evidenced by an Award Agreement.
      9.2     RIGHT TO PAYMENT. A grant of Performance Units gives the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Units are granted, in whole or in part, as the Committee shall establish at grant or thereafter. The Committee shall set performance goals and other terms or conditions to payment of the Performance Units in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Units that will be paid to the Participant. If the terms of a Performance Unit so provide, the Participant may elect to defer payment of the Performance Unit under an applicable deferred compensation plan maintained by the Company.
      9.3     OTHER TERMS. Performance Units may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Agreement.
ARTICLE 10
RESTRICTED STOCK AWARDS
      10.1     GRANT OF RESTRICTED STOCK. The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. All Awards of Restricted Stock shall be evidenced by a Restricted Stock Award Agreement.
      10.2     ISSUANCE AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.
      10.3     FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided, however, that the Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.
      10.4     CERTIFICATES FOR RESTRICTED STOCK. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.
ARTICLE 11
DIVIDEND EQUIVALENTS
      11.1     GRANT OF DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents to Participants subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of shares of Stock subject to an Award, as determined by the Committee. The

Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional shares of Stock, or otherwise reinvested.
ARTICLE 12
OTHER STOCK-BASED AWARDS
      12.1     GRANT OF OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation shares of Stock awarded purely as a “bonus” and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Stock, and Awards valued by reference to book value of shares of Stock or the value of securities of or the performance of specified Parents or Subsidiaries. The Committee shall determine the terms and conditions of such Awards.
ARTICLE 13
RESERVED
ARTICLE 14
PROVISIONS APPLICABLE TO AWARDS
      14.1  STAND-ALONE, TANDEM, AND SUBSTITUTE AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. If an Award is granted in substitution for another Award, the Committee may require the surrender of such other Award in consideration of the grant of the new Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.
      14.2     EXCHANGE PROVISIONS. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award (subject to Section 15.1), based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made, and after taking into account the tax, securities and accounting effects of such an exchange.
      14.3     TERM OF AWARD. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from the date of its grant (or, if Section 7.2(e) applies, five years from the date of its grant).
      14.4     FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Company or a Parent or Subsidiary on the grant or exercise of an Award may be made in such form as the Committee determines at or after the time of grant, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.
      14.5     LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Parent or Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Parent or Subsidiary. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an incentive stock option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable Awards.
      14.6     BENEFICIARIES. Notwithstanding Section 14.5, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.
      14.7     STOCK CERTIFICATES. All Stock issued under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.
      14.8     ACCELERATION UPON DEATH OR DISABILITY. Notwithstanding any other provision in the Plan and unless otherwise provided in any Participant’s Award Agreement, upon the Participant’s death or Disability during his employment or service as a director or consultant, all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse. Any Option or Stock Appreciation Rights Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Agreement. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.
      14.9     ACCELERATION UPON RETIREMENT. Notwithstanding any other provision in the Plan and unless otherwise provided in any Participant’s Award Agreement, upon the Participant’s Retirement, all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse. Any Option or Stock Appreciation Rights Awards shall thereafter remain exercisable until the original expiration date of the Award. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.
      14.10     ACCELERATION UPON A CHANGE OF CONTROL. Except as otherwise provided in the Award Agreement, upon the occurrence of a Change of Control, all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.
      14.11     ACCELERATION UPON CERTAIN EVENTS NOT CONSTITUTING A CHANGE OF CONTROL. In the event of the occurrence of any circumstance, transaction or event not constituting a Change of Control (as defined in Section 3.1) but which the Board of Directors deems to be, or to be reasonably likely to lead to, an effective change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of the 1934 Act, the Committee may in its sole discretion declare all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised to be fully exercisable, and/or all restrictions on all outstanding Awards to have lapsed, in each case, as of such date as the Committee may, in its sole discretion, declare, which may be on or before the consummation of such transaction or event. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.
      14.12     ACCELERATION FOR ANY OTHER REASON. Regardless of whether an event has occurred as described in Section 14.10 or 14.11 above, the Committee may in its sole discretion at any time determine that all or a portion of a Participant’s Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, and/or that all or a part of the restrictions on all or a portion of the outstanding Awards shall lapse, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 14.12.
      14.13     EFFECT OF ACCELERATION. If an Award is accelerated under Section 14.10 or 14.11, the Committee may, in its sole discretion, provide (i) that the Award will expire after a designated period of time after such acceleration to the extent not then exercised, (ii) that the Award will be settled in cash rather than Stock, (iii) that the Award will be assumed by another party to the transaction giving rise to the acceleration or otherwise be equitably converted in connection with such transaction, or (iv) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.
      14.14     PERFORMANCE GOALS. The Committee may determine that any Award granted pursuant to this Plan to a Participant (including, but not limited to, Participants who are Covered Employees) shall be determined solely on the basis of (a) the achievement by the Company or a Parent or Subsidiary of a specified target return, or target growth in return, on equity or assets, (b) the Company’s total stockholder return (stock price appreciation plus reinvested dividends) relative to a defined comparison group or target over a specific performance period, (c) the Company’s stock price, (d) the achievement by an individual, the Company, or a business unit of the Company, Parent or Subsidiary of a specified target, or target growth in, revenues, net income or earnings per share, (e) the achievement of objectively determinable goals with respect to service or product delivery, service or product quality, customer satisfaction, meeting budgets and/or retention of employees or (e) any combination of the goals set forth in (a) through (e) above. If an Award is made on such basis, the Committee shall establish goals prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under Code Section 162(m) or the regulations thereunder) and the Committee has the right for any reason to reduce (but not increase) the Award, notwithstanding the achievement of a specified goal. Any payment of an Award granted with performance goals shall be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.
      14.15     TERMINATION OF EMPLOYMENT. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee at its discretion, and any determination by the Committee shall be final and conclusive. A termination of employment shall not occur (i) in a circumstance in which a Participant transfers from the Company to one of its Parents or Subsidiaries, transfers from a Parent or Subsidiary to the Company, or transfers from one Parent or Subsidiary to another Parent or Subsidiary, or (ii) in the discretion of the Committee as specified at or prior to such occurrence, in the case of a spin-off, sale or disposition of the Participant’s employer from the Company or any Parent or Subsidiary. To the extent that this provision causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to be an employee of the Company, a Parent or Subsidiary for purposes of Section 424(f) of the Code, the Options held by such Participant shall be deemed to be Non-Qualified Stock Options.

ARTICLE 15
CHANGES IN CAPITAL STRUCTURE
      15.1     GENERAL. In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the authorization limits under Section 5.1 and 5.4 shall be adjusted proportionately, and the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards; and (iv) any other adjustments that the Committee determines to be equitable. Without limiting the foregoing, in the event a stock dividend or stock split is declared upon the Stock, the authorization limits under Section 5.1 and 5.4 shall be increased proportionately, and the shares of Stock then subject to each Award shall be increased proportionately without any change in the aggregate purchase price therefor.
ARTICLE 16
AMENDMENT, MODIFICATION AND TERMINATION
      16.1     AMENDMENT, MODIFICATION AND TERMINATION. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that the Board or Committee may condition any amendment or modification on the approval of stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.
      16.2     AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however, that, subject to the terms of the applicable Award Agreement, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination, and provided further that, except as provided in Section 15.1 or otherwise with the consent of the stockholders, the exercise price of any Option may not be reduced. No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant.
ARTICLE 17
GENERAL PROVISIONS
      17.1     NO RIGHTS TO AWARDS. No Participant or eligible participant shall have any claim to be granted any Award under the Plan, and neither the Company nor the Committee is obligated to treat Participants or eligible participants uniformly.
      17.2     NO STOCKHOLDER RIGHTS. No Award gives the Participant any of the rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.
      17.3     WITHHOLDING. The Company or any Parent or Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award shares of Stock having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.
      17.4     NO RIGHT TO CONTINUED SERVICE. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Parent or Subsidiary to terminate any Participant’s employment or status as an officer, consultant or director at any time, nor confer upon any Participant any right to continue as an employee, officer, consultant or director of the Company or any Parent or Subsidiary.
      17.5     UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Parent or Subsidiary.
      17.6     INDEMNIFICATION. To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him provided he gives the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
      17.7     RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Parent or Subsidiary unless provided otherwise in such other plan.
      17.8     EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Parents or Subsidiaries.
      17.9     TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
      17.10     GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
      17.11     FRACTIONAL SHARES. No fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.
      17.12     GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register under the 1933 Act, or any state securities act, any of the shares of Stock issued in connection with the Plan. The shares issued in connection with the Plan may in certain circumstances be exempt from registration under the 1933 Act, and the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

      17.13     GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia.
      17.14     ADDITIONAL PROVISIONS. Each Award Agreement may contain such other terms and conditions as the Committee may determine; provided that such other terms and conditions are not inconsistent with the provisions of this Plan.
      The foregoing is hereby acknowledged as being the United Dominion Realty Trust, Inc. 1999 Long-Term Incentive Plan as amended and restated by the Board of Directors on February 10, 2006.

UNITED DOMINION REALTY TRUST, INC.

By:	/s/ Mary Ellen Norwood

Mary Ellen Norwood
Vice President- Legal Administration and Secretary

UNITED DOMINION REALTY TRUST, INC.
ANNUAL MEETING OF STOCKHOLDERS
May 2, 2006
4:00 p.m. Local Time
The Jefferson Hotel
101 West Franklin Street
Richmond, Virginia 23220-5009
If you consented to access your proxy information electronically, you may view it by going to United Dominion Realty Trust, Inc.’s website at http://www.udrt.com/proxy.
In the future, if you would like to access your annual reports and proxy statements electronically via the Internet rather than receiving them by mail, please go to the following website at http://www.econsent.com/udr/ and follow the instructions listed on such website.

United Dominion Realty Trust, Inc. 1745 Shea Center Drive, Suite 200 Highlands Ranch, CO 80129-1540	proxy

This proxy is solicited on behalf of the Board of Directors of United Dominion Realty Trust, Inc. for use at the Annual Meeting on May 2, 2006.
The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.
If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3.
By signing the proxy, you (i) acknowledge receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 31, 2006, (ii) revoke all prior proxies, and (iii) appoint Robert C. Larson and Thomas W. Toomey, and each of them, as proxies and attorneys-in-fact, with full power to each of substitution, to vote your shares which you would be entitled to vote if then and there personally present on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and any adjournment thereof.
See reverse for voting instructions

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There are three ways to vote your Proxy
Your telephone or Internet vote is permitted under Maryland law and authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ☐☐☐ EASY ☐☐☐ IMMEDIATE
•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week until 11:59 p.m., Central Time on May 1, 2006.

•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions the voice provides you.
VOTE BY INTERNET — http://www.eproxy.com/udr/ — QUICK ☐☐☐ EASY ☐☐☐ IMMEDIATE
•	Use the Internet to vote your proxy 24 hours a day, 7 days a week until 11:59 p.m., Central Time on May 1, 2006.

•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions to obtain your records and create an electronic ballot.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope or return it to United Dominion Realty Trust, Inc. c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.
If you vote by Phone or Internet, please do not mail your Proxy Card.
â Please detach here â

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1. Election of directors:	(01) Katherine A. Cattanach	(06) Robert C. Larson	(11) Thomas C. Wajnert
	(02) Eric J. Foss	(07) Thomas R. Oliver
	(03) Robert P. Freeman	(08) Lynne B. Sagalyn
	(04) Jon A. Grove	(09) Mark J. Sandler
	(05) James D. Klingbeil	(10) Thomas W. Toomey

☐	FOR	☐	WITHHOLD	☐	FOR ALL	(write the number(s) of the

	ALL		VOTES FOR ALL		EXCEPT	nominee(s) in the space)

2.	Proposal to ratify the appointment of Ernst & Young LLP to serve as our independent auditors for the year ending December 31, 2006.	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Proposal to ratify and approve the 1999 Long-Term Incentive Plan.	☐ FOR	☐ AGAINST	☐ ABSTAIN

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     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment of the meeting. It is the intention of the proxies to vote the shares they represent as directed by the board of directors.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.
Address Change?     Mark Box ☐     Indicate changes below:     Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

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